AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
                                 APRIL 11, 2006


                                REGISTRATION NO.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                          AMENDMENT NO. 1 TO FORM SB-2


                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                               SEW CAL LOGO, INC.
                 (Name of Small Business Issuer in its Charter)


           NEVADA                        2300                  46-0495298
(State or other jurisdiction       (Primary Standard         (I.R.S. Employer
    Of incorporation or         Industrial Classification    Identification No.)
       organization)                Code Number)

                               207 W. 138TH STREET
                          LOS ANGELES, CALIFORNIA 90061
                                 (310) 352-3300
               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)

                                RICHARD L. SONGER
                             PRESIDENT AND DIRECTOR
                               SEW CAL LOGO, INC.
                               207 W. 138TH STREET
                          LOS ANGELES, CALIFORNIA 90061
                                 (310) 352-3300
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                          Copies of communications to:

                             RICHARD I. ANSLOW, ESQ.
                              ANSLOW & JACLIN, LLP
                          195 ROUTE 9 SOUTH, SUITE 204
                           MANALAPAN, NEW JERSEY 07726
                          TELEPHONE NO.: (732) 409-1212
                          FACSIMILE NO.: (732) 577-1188


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE


                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM
    TITLE OF EACH CLASS OF         AMOUNT TO BE       OFFERING PRICE     AGGREGATE OFFERING            AMOUNT OF
 SECURITIES TO BE REGISTERED        REGISTERED          PER SHARE              PRICE               REGISTRATION  FEE

Common Stock, par value             25,974,026 (3)         $.15                 $3,896,104                    $458.57
$.0001 per share (1)

Common Stock, par value              2,142,858             $.50                 $1,071,429                    $126.11
$.0001 per share (2)
TOTAL                               28,116,884                                  $4,967,533                    $584.68


      1. Represents shares of common stock issuable in connection with the conversion of promissory notes aggregating a maximum of $2,000,000 in accordance with a Securities Purchase Agreement dated February 16, 2006 between us and AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millenium Capital Partners II, LLC, respectively. We are required to register 200% of the estimated amount of shares of common stock issuable in connection with the conversion of the callable secured convertible note (or 25,974,026 shares of common stock) calculated to be due upon conversion of the maximum amount of promissory notes aggregating $2,000,000. The price of $.15 per share is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act and is based on the estimated conversion price of the callable secured convertible notes ($.28 was the closing price on the date the transaction closed less a 55% discount).

      2. Represents shares of common stock issuable in connection with the exercise of our Warrants held by the following selling security holders: AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millenium Capital Partners II, LLC, respectively. The price of $.50 per share is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act and is based on the exercise price of the Warrants.

      3. The number of shares being registered for the conversion of the callable secured convertible notes is 25,974,026 based on the following: closing stock price of $.28 divided by the full subscription price of $2,000,000 (7,142,857 shares) divided by .55 (or a 45% discount). This results in 12,987,013 shares. We are required to register 200% of the conversion shares. Therefore 200% of 12,987,013 equals the registered share amount of 25,974,026.
--------------------------------------------------------------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED             , 2006.

--------------------------------------------------------------------------------

                               SEW CAL LOGO, INC.

       25,974,026 SHARES OF COMMON STOCK ISSUABLE UPON THE CONVERSION OF
                PROMISSORY NOTES 2,142,858 SHARES OF COMMON STOCK
                     ISSUABLE UPON THE EXERCISE OF WARRANTS

Our selling security holders are offering to sell 25,974,026 shares of common stock issuable upon the conversion of promissory notes and 2,142,858 shares of common stock issuable upon the exercise of Warrants.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 3.

NEITHER THE SECURITES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is March   , 2006


Our shares of common stock are quoted on the OTC Bulletin Board under the symbol "SEWC." The last reported sale price of our common stock on April 7, 2006 was $.28.


We will receive no proceeds from the sale of the shares by the selling stockholders. However, we will receive proceeds from the exercise of the Warrants.
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                                                          PAGE #
ABOUT US                                                                       7

RISK FACTORS                                                                   8

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                      11

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OR OPERATION                     13

BUSINESS                                                                      17

LEGAL PROCEEDINGS                                                             22

MANAGEMENT                                                                    22

PRINCIPAL STOCKHOLDERS                                                        26

SELLING STOCKHOLDERS                                                          27

PLAN OF DISTRIBUTION                                                          30

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                31

DESCRIPTION OF SECURITIES                                                     31

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE                                                          33

TRANSFER AGENT                                                                33

EXPERTS                                                                       33

LEGAL MATTERS                                                                 33

FINANCIAL STATEMENTS                                                         F-1

RECENT SALES OF UNREGISTERED SECURITIES.


--------------------------------------------------------------------------------

                                    ABOUT US


                     HOW WE ARE ORGANIZED AND OUR OPERATIONS

We were incorporated in Nevada in June 2002 under the name Calvert Corporation. We were a dormant corporation since inception and had never engaged in any prior business or financing activities prior to December 31, 2003. On December 31, 2003, we entered into an Agreement and Plan of Merger with Southern California Logo, Inc., a California corporation originally incorporated as CJ Industries, Inc. on August 30, 1985 ("SCL"), whereby SCL was merged into us. SCL was the "disappearing company" and we were the "surviving company." The Articles of Merger were filed with the Secretary of State of Nevada on February 24, 2004 and the merger became effective on that date. The Articles of Merger amended our original Articles of Incorporation by (i) increasing the authorized capital of the surviving company from 25,000,000 shares of common stock to 50,000,000 shares of common stock, (ii) authorizing 300,000 shares of preferred stock, and
(iii) changing the name of the surviving company to "Sew Cal Logo, Inc.," our present name.

We are engaged in the business of supplying wardrobe and related items for feature films and television to major motion picture and television studios, including Paramount, Warner Brothers, Universal, MGM, Sony, DreamWorks, 20th Century Fox and Disney, as well as numerous independent production companies.

We are also a manufacturer of surf and skate related apparel. An action sports oriented company, we currently design and manufacture the latest styles in caps and headwear, jackets, denim, cargo shorts and pants and related apparel for many of the major brands for both domestic sales and export of "Made in the USA" products.

Summary Financial Data
----------------------

The following summary financial data should be read in conjunction with "Management's Discussion and Analysis," "Plan of Operation" and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data are derived from our August 31, 2005 and August 31, 2004 audited financial statements and our November 30, 2005 and November 30, 2004 unaudited financial statements.


                                        For the year ended    For the year    For the three month      For the three
                                        -------------------   ------------    --------------------     -------------
                                                                  ended          period ended        month period ended
                                                                  -----          -------------       ------------------
                                          August 31, 2005    August 31, 2004    November 30, 2005     November 30, 2004

STATEMENT OF OPERATIONS

Revenues                                         $2,322,100         $3,269,696            $654,657           $521,591
Net Income (Loss)                                ($105,366)            $50,818          ($101,555)            $27,645
General and Administrative Expenses                 156,418            285,112              48,357             17,936
Net Income (Loss) Per Share                          ($.02)               $.01              ($.02)               $.01


                                                                      As of
                                                                      -----
                                          August 31, 2005        August 31, 2004       November 30, 2005
BALANCE SHEET DATA

Cash                                                  $56,865                $20,490                 $2,033
Total Current Assets                                 $513,064               $390,261               $541,229
Total Assets                                         $890,552               $601,619               $898,359
Total Liabilities                                  $1,335,438             $1,103,522             $1,444,800
Stockholders ` Equity (Deficiency)                 ($444,886)             ($501,903)             ($546,441)

                              WHERE YOU CAN FIND US

Our executive offices are located at 207 W. 138th Street Los Angeles, California 90061. Our telephone number is (310) 352-3300 and our facsimile number is (310) 352-3370.

                            SECURITIES OFFERED BY US

We are not offering any securities. All shares being registered are for our selling security holders.


                                  RISK FACTORS

An investment in our common stock is highly speculative and involves a high degree of risk. Therefore, you should consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

Unless the context indicates otherwise, references in this prospectus to "we", "our", "us", "the Company" or "Sew Cal Logo, Inc." refer to SCL prior to February 24, 2004 and to Sew Cal Logo, Inc. thereafter, and not to the selling shareholders.

SINCE OUR INCEPTION WE HAVE INCURRED LOSSES (ALTHOUGH WE HAVE PERIODICALLY BEEN PROFITABLE)WHICH WE EXPECT TO CONTINUE INTO THE FUTURE WHICH CAN SERIOUSLY IMPAIR OUR ABILITY TO CONTINUE OPERATIONS

We were incorporated in June 2002. Our accumulated losses were $775,369 as of November 30, 2005. Although, the present funding that we have received will allow us to commence our operations in full, we will continue to incur losses in the future and there is no assurance that we will generate significant revenues or become profitable.

Based upon current plans, we expect to incur operating losses in the immediate short-term future as we prepare for the full implementation of our business plan. We anticipate expenses associated with the addition of more employees and the expansion of office space and production facilities. We cannot guarantee that we will be successful in generating sufficient revenues in the future to offset or exceed these additional costs. Failure to generate sufficient revenues will seriously impair our ability to continue operations.

NOTWITHSTANDING THE RECENT FINANCING AND FUTURE RECEIPTS OF SUCH FINANCING THAT WE MAY RECEIVE, WE MAY NEED TO RAISE ADDITIONAL FUNDS TO THE EXTENT THAT CURRENT CASH FLOWS ARE INSUFFICIENT TO FUND FUTURE ON-GOING OPERATIONS OR WE MAY BE UNABLE TO FULLY EXECUTE OUR PLAN OF OPERATION

Based on our recent financing, we anticipate that our cash flows from the financing and our operations will be adequate to satisfy our capital requirements for current operations for the next twelve (12) months. To the extent that the financing and the funds generated by our on-going operations are insufficient to fund our future operating requirements, it may be necessary to raise additional funds, through public or private financings. Without sufficient capital we will be unable to develop our clothing line fully and lack complete product development (number and variety of products and accessories for a given brand). We also will not be able to advertise our clothing sufficiently to get the wide exposure needed to our target market of teenagers. Any equity or debt financings, if available at all, may be on terms that are not favorable to us. If adequate capital is not available, we may be unable to fully execute our business plan as set forth herein.

IF WE DO NOT ACCURATELY FORECAST OUR SALES AND SCHEDULE DELIVERY OF OUR PRODUCTS OUR REVENUES WILL BE NEGATIVELY IMPACTED

We must forecast sales of each of our products and establish production schedules based on our forecasts in order to build sufficient inventory in a timely fashion to avoid significant delays in delivery of finished goods to our customers. If we misjudge the market for a particular line, we could be faced with either excessive or insufficient inventory. Furthermore, a casualty or other business interruption could disrupt our production and delivery schedules. Any such misjudgment or business interruption could result in a decrease in revenues.

OUR FAILURE TO ANTICIPATE AND RESPOND TO FASHION TRENDS WITHIN OUR INDUSTRY COULD RESULT IN A SIGNIFICANT AMOUNT OF UNSOLD INVENTORY THAT WOULD NEGATIVELY IMPACT OUR REVENUES

Our planned product line is both fashion and trend driven. We believe that our success depends in part on our ability to anticipate, gauge and respond to changing consumer demands and fashion trends in a timely manner. We propose to target the youth, active, outdoors and extreme sports markets, and in particular, surfing enthusiasts. We need to be constantly aware of changing tastes and trends as they develop within the youth market and thus create immediate demand for garments (especially casual and beach type wearables). Key people, especially designers, must remain in constant awareness of potential youth fads as they begin to develop and be prepared to set the pace ahead of any competition to gain the market. We cannot guarantee that we will be successful in anticipating consumer tastes and preferences. If we misjudge the market for our proposed line of clothing and accessories, we may be faced with a loss of popularity for our products, resulting in a significant amount of unsold inventory, which would negatively impact our revenues.

DISTRIBUTORS MAY NOT ACCEPT OUR PRODUCTS AND THIS COULD RESULT IN OUR FAILURE TO INCREASE REVENUES AND ACHIEVE PROFITABILITY

In order to generate sales of our proposed apparel and accessory lines, we need to develop relationships with clothing manufacturers and distributors, and establish channels of distribution. We cannot guarantee that we can establish distribution in key locations through retail distributors of surfing equipment and beach attire shops and through chain stores. This failure could result in decreased revenues and we may not be able to achieve profitability.

OUR FASHIONS, NEW PRODUCTS OR COLLECTIONS MAY NOT ACHIEVE SUCCESS OR PROFITABILITY BECAUSE OF HIGH START-UP COSTS, PRODUCTION INEFFICIENCIES AND/OR LACK OF AVAILABLE CAPITAL

It is uncertain that our fashions or any new products or collections that we may add in the future will achieve success or profitability. Introducing new collections and products under a private label generally entails relatively high start-up costs and inefficiencies in producing, distributing, and marketing the initial limited quantities of such products. However, due to inefficiencies associated with operating a private label, we may not be able to obtain a sufficient inventory in these products. We cannot guarantee that any collection or product which we may introduce will achieve profitable sales levels.

WE ARE CONTROLLED BY OUR OFFICERS AND DIRECTORS, AND AS SUCH SHAREHOLDERS MAY HAVE NO EFFECTIVE VOICE IN OUR MANAGEMENT.

Our officers and directors beneficially own approximately 63.16% of our present issued and outstanding shares of common stock (not including any of the shares being registered in this registration statement) and 84.92% of our issued and outstanding shares of common stock on a fully diluted basis assuming the 234,800 preferred shares that are issued and outstanding are converted into common shares (not including any of the shares being registered in this registration statement). Accordingly, our officers and directors collectively control us and are able to exercise control over matters requiring stockholder approval, including the election of all directors and approval of significant corporate transactions.

OUR ISSUANCE OF PREFERRED SHARES AND OUR ABILITY TO ISSUE ADDITIONAL PREFERRED SHARES COULD MAKE IT MORE DIFFICULT FOR A THIRD PARTY TO ACQUIRE AN INTEREST IN MANAGEMENT, TO THE POSSIBLE DETRIMENT OF HOLDERS OF COMMON STOCK.

We have issued and have available the ability to issue preferred shares which, if issued, could make it more difficult for a third party to acquire us, to the detriment of holders of shares of our common stock. Our Board of Directors may authorize and issue our authorized but yet unissued preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. In addition, the previous and potential future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in our control, may discourage bids for our common stock at a premium over the market price of the common stock and may adversely affect the market price of our common stock.

WE DEPEND ON KEY PERSONNEL AND ATTRACTING QUALIFIED MANAGEMENT PERSONNEL AND OUR BUSINESS COULD BE HARMED IF WE LOSE PERSONNEL AND CANNOT ATTRACT NEW PERSONNEL.

Our success depends to a significant degree upon the technical and management skills of our officers and key employees, including in particular those of Richard L. Songer, our President, Judy Songer, our Chief Financial Officer and Secretary and Lori Heskett, our Chief Operating Officer and Executive Vice President. The loss of the services of Rick, Judy or Lori likely would have a material adverse effect on our success. That success also will depend upon our ability to attract and retain additional qualified management, marketing, technical, and sales executives and personnel. Our management does not believe that we maintain adequate key person life insurance for any of our officers or key employees. We have not required our executives or employees to execute non-competition agreements with us, and those executives or employees could leave us to form or join a competitor. The loss of any of our key executives, the use of proprietary or trade secret data by former employees who compete with us, or the failure to attract, integrate, motivate, and retain additional key employees could have a material adverse effect on our business.

We compete for such personnel against numerous companies, including larger, more established companies with significantly greater financial resources than we possess. There can be no assurance that we will be successful in attracting or retaining such personnel and the failure to do so could have a material adverse effect on our business, financial condition, and results of operations.

OUR CHARTER PROVIDES FOR LIMITED LIABILITY FOR OUR DIRECTORS

Our articles of incorporation limit and indemnify against the personal liability of our directors for monetary damages for breach of fiduciary duty of care as a director, subject to certain exceptions, to the fullest extent allowed by Nevada law. Accordingly, except in limited circumstances, our directors may not be liable to us or our stockholders for breach of this duty.

OUR RECENT FINANCING REQUIRES THIS REGISTRATION STATEMENT TO BECOME EFFECTIVE WITHIN 135 DAYS AFTER THE INITIAL CLOSING DATE OF FEBRUARY 16, 2006 AND IF THIS FAILS TO HAPPEN WE WILL INCUR LIQUIDATED DAMAGES

We recently received financing from the selling security holders listed in this document. Such financing requires us to file this registration statement and have the registration statement declared effective by the SEC within 135 days of the closing of the financing, which occurred on February 16, 2006. If this registration statement is not declared effective by July 1, 2006, we begin incurring liquidated damages equal to 2% of the principal of the promissory notes issued for each 30 day period that this registration statement is not declared effective after July 1, 2006.

THE CONVERSION OF THE PROMISSORY NOTES BASED ON OUR RECENT FINANCING IS BASED ON AN AVERAGE OF THE CLOSING BID PRICE OF OUR INTRA DAY TRADING PRICES OF OUR COMMON STOCK OVER A CERTAIN PERIOD OF TIME PRIOR TO CONVERSION AND THE DECREASE OF THE INTRA DAY TRADING PRICE WILL RESULT IN ISSUANCE OF A SIGNIFICANT INCREASE OF SHARES RESULTING IN DILUTION TO OUR SHAREHOLDERS

The conversion of the promissory notes in our recent financing is based on the average of the lowest three intra-day trading prices of our common stock for the 20 trading days before a conversion of the promissory notes. The price of our common shares may fluctuate and the lower intra-day trading price in the future will result in a conversion ratio resulting in issuance of a significant amount of our common shares to the promissory note holders. This will result in our present shareholders being diluted.

"PENNY STOCK" RULES MAY MAKE BUYING OR SELLING OUR COMMON STOCK DIFFICULT

Trading in our securities is subject to the "penny stock" rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker- dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. Broker- dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stocks. These regulations require broker- dealers to:

      o Make a suitability determination prior to selling a penny stock to the purchaser;

      o     Receive the purchaser's written consent to the transaction; and

      o     Provide certain written disclosures to the purchaser.


SELLING SHAREHOLDERS MAY IMPACT OUR STOCK VALUE THROUGH THE EXECUTION OF SHORT SALES WHICH MAY DECREASE THE VALUE OF OUR COMMON STOCK

Short sales are transactions in which a selling shareholder sells a security it does not own. To complete the transaction, a selling shareholder must borrow the security to make delivery to the buyer. The selling shareholder is then obligated to replace the security borrowed by purchasing the security at the market price at the time of replacement. The price at such time may be higher or lower than the price at which the security was sold by the selling shareholder. If the underlying security goes down in price between the time the selling shareholder sells our security and buys it back, the selling shareholder will realize a gain on the transaction. Conversely, if the underlying security goes up in price during the period, the selling shareholder will realize a loss on the transaction. The risk of such price increases is the principal risk of engaging in short sales. The selling shareholders in this registration statement could short the stock by borrowing and then selling our securities in the market, and then converting the stock through either the Note or Warrants at a discount to replace the security borrowed. Because the selling shareholders control a large portion of our common stock, the selling shareholders could have a large impact on the value of our stock if they were to engage in short selling of our stock. Such short selling could impact the value of our stock in an extreme and volatile manner to the detriment of other shareholders.

SHARES ELIGIBLE FOR PUBLIC SALE IN THE FUTURE COULD DECREASE THE PRICE OF OUR SHARES OF COMMON STOCK AND REDUCE OUR FUTURE ABILITY TO RAISE CAPITAL

Sales of substantial amounts of shares of our common stock in the public market could decrease the prevailing market price of our common stock. If this is the case, investors in our shares of common stock may be forced to sell such shares at prices below the price they paid for their shares, or in the case of the investors in the February 2006 financing, prices below the price they converted their notes and warrants into shares. In addition, a decreased market price may result in potential future investors losing confidence in us and failing to provide needed funding. This will have a negative effect on our ability to raise equity capital in the future.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently traded on the OTC Bulletin Board under the symbol "SEWC." Our common stock has been quoted on the OTC Bulletin Board since April 25, 2005. The following table sets forth the range of high and low bid quotations for the last three quarters of 2005 commencing April 25, 2005 and for the first quarter of 2006 up until February 28, 2006. These quotations as reported by the OTC Bulletin Board reflect inter-dealer prices without retail mark-up, mark-down, or commissions and may not necessarily represent actual transactions.

   YEAR                           QUARTER                       HIGH        LOW
   -----                          -------                       ----        ---

   2005      Second from April 25, 2005 until June 30, 2005    $3.25      $1.05
   2005      Third                                              2.25       0.60
   2005      Fourth                                             1.50       0.22
   2006      First                                              0.40       0.16



As of April 10, 2006 in accordance with our transfer agent records, we had 63 shareholders of record. Such shareholders of record held 5,937,368 shares of our common stock. In addition, we have 234,800 shares of preferred stock issued and outstanding held by three shareholders subject to conversion into 23,480,000 shares of our common stock. We have no outstanding warrants or options to purchase our securities, other than the common stock issuable upon the conversion of promissory notes and the exercise of warrants being registered in this registration statement.



                      EQUITY COMPENSATION PLAN INFORMATION


The following table sets forth certain information as of April 10, 2006, with respect to compensation plans under which our equity securities are authorized for issuance:


                                       (a)                      (b)                       (c)
                                -----------------        -----------------         -----------------
                             Number of securities to     Weighted-average         Number of securities
                             be issued upon exercise     exercise price of      remaining available for
                             of outstanding options,   outstanding options,      future issuance under
                               warrants and rights      warrants and rights    equity compensation plans
                                                                                 (excluding securities
                                                                                reflected in column (a))

    Equity compensation                None
    Plans approved by
    Security holders

    Equity compensation                None
    Plans not approved
    By security holders
        Total

                                    DIVIDENDS

We have never paid a cash dividend on our common stock. It is our present policy to retain earnings, if any, to finance the development and growth of our business. Accordingly, we do not anticipate that cash dividends will be paid until our earnings and financial condition justify such dividends. There can be no assurance that we can achieve such earnings.

                           PENNY STOCK CONSIDERATIONS

Trading in our securities is subject to the "penny stock" rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker- dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. Broker- dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stocks. These regulations require broker- dealers to:

      o Make a suitability determination prior to selling a penny stock to the purchaser;

      o     Receive the purchaser's written consent to the transaction; and

      o     Provide certain written disclosures to the purchaser.


            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Unless the context indicates otherwise, references in this section, "Management's Discussion and Analysis or Plan of Operation," references to "we", "our", "us", "the Company" or "Sew Cal Logo, Inc." refer to SCL prior to February 24, 2004 and to Sew Cal Logo, Inc. thereafter, and not to the selling shareholders.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amount of assets, liabilities and expenses, and related disclosure of contingent assets and liabilities. We bases our estimates on historical experience and on other various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under difference assumptions or conditions.

Plan of Operation

We have recently filed a trademark application for the name PIPELINE POSSE, a recognized brand in the world of surf and sportswear. We intend to begin manufacturing, selling and distributing our own line of surf wear under this new name and to promote this line of goods in appropriate trade journals and other media as the product line is developed, expanded and distributed. We are also adding to our existing staff to support expansion and growth of both our entertainment and private label business.

Private Labeling

Domestic headwear suppliers have been drastically reduced as a result of increased lower priced imports. Suppliers remaining in this business each have their own niche in the market place. Few remain in California and our customer base is increasing somewhat with this reduced competition. There are U.S. suppliers located in the Midwest and on the East Coast. They seldom manufacture for our market and deal mainly in the golf, major league baseball and ad specialty-type businesses.

Overseas suppliers are a different situation. They can produce a cap at a fraction of the price we can and we are constantly in competition with them. They can copy all that we create, but if they are asked to create on their own, they may fall short, as our industry is constantly changing by way of fabrics, styles, and method of decorating. Overseas suppliers are in the business of mass production for export. Our current customers use overseas suppliers for some of their "bread and butter" styles but tend to use U.S. suppliers for the more cutting edge products. However, overseas manufacturers require considerably more time in creating new products because of their inability to provide face-to-face contact with designers and domestic customers. They also require greater lead times for shipping and cannot make changes overnight (literally) when required. The logistics also may not allow them to be immediately aware of developing trends, forecasting them, and then developing an appropriate finished product instantly.

At present, the youth oriented "action sports" lifestyle-clothing market (surf/skate/snow) is led by labels such as "Quiksilver" of Huntington Beach, California, representing in excess of $1 billion in annual sales. Also, "O'Neill Sportswear", "Rip Curl", "Lost", "Billabong", "Volcom", and numerous other Orange County, California-based clothing companies service this market and can be considered competition for our new brands. We believe that teens and young adults are looking for something new and trendy to identify with, purchase, and wear.

Although we believe we now have the experience and resources to take advantage of and fulfill the needs of this market and we have already made significant steps towards doing so, the youth, active and sports apparel industry is highly competitive, with many of our competitors having greater name recognition and resources than we do. Many of our competitors are well established, have longer-standing relationships with customers and suppliers, greater name recognition and greater financial, technical and marketing resources. As a result, these competitors may be able to respond more quickly and effectively than we can to new or changing opportunities or customer requirements. Existing or future competitors may develop or offer products that provide price, service, number or other advantages over those we intend to offer. If we fail to compete successfully against current or future competitors with respect to these or other factors, our business, financial condition, and results of operations may be materially and adversely affected.

We currently have no market share data available for competition in these areas.

We work on each job through personal contacts and are frequently the only company contacted for the particular project.

We do not depend on any one or a few major customers.

Patents, Trademarks, Franchises, Concessions, Royalty Agreements, or Labor Contracts

We recently applied to the USTPO for the trademark "Pipeline Posse." We will continue to assess the need for any copyright, trademark or patent applications on an ongoing basis.

Film Wardrobe & Entertainment Related Business

To increase our film wardrobe and related entertainment business, we intend to add two (2) to three (3) sales and customer service representatives (in-house and outside) to assist us in meeting our current forecasts for the first six (6) months of fiscal 2006.

We also intend to produce more wardrobe, patches etc. for the major costume houses (Western Costume Company, Motion Picture Costume Co., Eastern Costume Co.). We will also continue our existing strategy of marketing directly to movie and television productions before they begin filming locally and send units out of town on location. We intend to accomplish this with visits to the studios daily, printed material, and a professionally developed e-mail campaign to the production offices when they first set-up for a newly approved feature film or television show.

As the area of entertainment wardrobe is such a specialized and limited field, management is unaware of any other companies that do exactly what we do in this area. Small local companies do quick embroidery jobs from time to time when production companies are on location and need something immediately, and occasionally a costumer will use a local shop for some patches. Because of our longtime experience, personal relationships, skill, and success in mastering this specialized work, significant competition has not developed. Thus, there is no accurate data currently available to determine our approximate market share.

Corporate Sales

Corporate clients currently account for less than ten percent (10%) of our business. We intend to focus on growing this area of our business over the next two (2) years by the addition of new in-house salespeople. Also, the recent addition of new silk screening equipment will give us the capability to accept and produce large orders of promotional t-shirts and related items for corporate programs that we are currently unable to produce. The new salespeople will solicit this business to our existing client base via telephone and Internet as well as to potential new customers through the same means as well as some print advertising via mailing and placement in trade publications. Additional labor will be hired to operate the new equipment as needed with second and third manufacturing shifts added as growth requires. We intend to add two or three in-house clerical persons to service new inquiries and added accounts, as well as ordering finished goods for embellishment and shipping. Current production capacity is adequate to handle the added volume.

Development of the California Driven Product Lines

We have identified and developed an opportunity to export the California life style to the rest of America and to the worldwide markets in general. Started as an idea born in San Clemente, California, home of well known surfing beaches in the world, we have created a number of California Driven brands of products. Under the California Driven umbrella, several lines are being developed with specific target markets in mind. Currently, no California Driven products are being produced or distributed by us and they do not represent any of our current overall revenue. The California Driven brand lines are being developed in anticipation of expansion of Sew Cal into our own line of products to market and sell.

The first identified brand line is Pipeline Posse(TM). Three trademarks were applied for on September 15, 2005. We have completed initial design of a line of surf wear under the Pipeline Posse(TM) logo and have manufactured a limited amount of goods to begin a sales and marketing campaign. The exclusive rights and ownership of Pipeline Posse(TM) was acquired on August 15, 2005 from Braden Dias. Mr. Dias is a world renowned surfer and is under agreement with Sew Cal to represent the Company as a professional athlete in the development of Surf and Sportswear lines.

Results of Operations

For the Fiscal Years Ended August 31, 2005 and August 31, 2004

Total revenue was $2,322,100 for the year ended August 31, 2005 as compared to $3,269,696 for the year ended August 31, 2004, a net decrease of $947,596. The net decrease is primarily due to the loss of a significant private label customer. The customer elected to source his products overseas. Officer and Administrative Compensation was $285,208 for the year ended August 31, 2005 as compared to $150,769 for the year ended August 31, 2004, a net increase of $134,439. The net increase is due to the addition of administrative staff and scheduled increases in officer compensation. Total Assets were $890,552 at August 31, 2005 as compared to $601,619 at August 31, 2004, a net increase of $288,933. The net increase was primarily due to the addition of equipment used in our continuing operation and an increase of inventory on hand.

For the Quarter Ended November 30, 2005 and November 30, 2004

Total revenue was $654,657 for the quarter ended November 30, 2005 as compared to $521,591 for the quarter ended November 30, 2004, a net increase of $133,066. The net increase is primarily due to the addition of new customers. Officer and Administrative Compensation was $55,985 for the quarter ended November 30, 2005 as compared to $60,622 for the+ quarter ended November 30, 2004, a net decrease of $4,664. The net decrease is due to the elimination of one administrative staff person. Total Assets were $898,359 at November 30, 2005 as compared to $890,552 at November 30, 2004, a net increase of $7,807. The net increase was primarily due to the addition of equipment used in our continuing operation along with increased receivables offsetting a slight reduction of cash and inventory on hand.

Liquidity and Capital Resources

Our cash balance as of February 28, 2006 is $75,022.19. Our sources of liquidity are currently generated by current sales, and we do not require any additional capital to continue our current operations, including the ability to grow within the market. The 8% convertible debenture, $700,000 of which has been received; the second traunche of $600,000 will be paid upon filing of this registration statement and the final $700,000 will be paid when the registration statement is declared effective will provide us with additional liquidity for growth. Strong additional growth through the expansion into other markets is now with these funds and we are preparing to launch our Pipeline Posse brand. If these debentures are converted to equity, the percentage of ownership of existing stockholders will be diluted. Furthermore, these equity securities might have rights, preferences or privileges senior to our shares of common stock. Between the new funds and the continuing and growing portion of our existing business, our liquidity is sufficient, upon completion of this financing, to complete our business plan and generate additional revenues over the next 5 years.

Our liquidity and operating results are not materially affected by seasonal fluctuations in our sales.

We are operating our business on an accrual basis. Based upon management's belief that we can sustain our current level of sales and growth, we project that we will have sufficient cash flow to cover current operations for the next twelve (12) months without taking into account any expansion into other markets. We can continue current operations with reasonable annual growth from existing sales, cash flows and profits.

We do not offer any customer special incentives in connection with the purchase or promotion of our products.

                             BUSINESS - OUR COMPANY

                             A SUMMARY OF WHAT WE DO

BACKGROUND

Sew Cal Logo, Inc. was originally incorporated in the State of Nevada on June 19, 2002 as "Calvert Corporation." Calvert Corporation was a dormant privately held corporation from its inception and had never engaged in any business or financing activities prior to December 31, 2003. On December 31, 2003, we entered into an Agreement and Plan of Merger with Southern California Logo, Inc., a privately held California corporation originally incorporated as CJ Industries, Inc. on August 30, 1985 ("SCL"), whereby SCL was merged into Sew Cal. SCL was the "disappearing company" and Sew Cal was the "surviving company." The Articles of Merger were filed with the Secretary of State of Nevada on February 24, 2004 and the merger became effective on that date. The Articles of Merger amended the original Articles of Incorporation of the surviving company by (i) increasing the authorized capital of the surviving company from 25,000,000 shares of common stock to 50,000,000 shares of common stock, (ii) authorizing 300,000 shares of preferred stock, and (iii) changing the name of the surviving company to "Sew Cal Logo, Inc."

Immediately prior to the effective date of the merger, we had 20,000,000 shares of our common stock issued and outstanding. Pursuant to the Articles of Merger, we issued an additional 4,500,000 shares of common stock to the three (3) shareholders of SCL. William D. O'Neal, our president, secretary, treasurer and sole director resigned and returned 19,480,000 shares of our common stock to our treasury for cancellation. Mr. O'Neal retained 150,000 shares of our common stock previously issued to him. Thus, upon the effective date of the merger, we had 5,020,000 shares of our common stock issued and outstanding out of 50,000,000 shares authorized. Upon the effective date of the merger, we also issued a total of 234,800 shares of our Series A Convertible Preferred Stock to the three (3) shareholders of SCL. Thus, upon the effective date of the merger, we had 234,800 shares of our Series A Convertible Preferred Stock issued and outstanding out of 300,000 shares authorized.

THE BUSINESS

Film Wardrobe and Entertainment Related Business

Since its entry into the entertainment industry in 1988, SCL (and now us since the February 2004 merger) has been a supplier of wardrobe as well as promotional and cast and crew items for feature films and television, to the major motion picture studios including Paramount, Warner Brothers, Universal, MGM, Sony, DreamWorks, 20th Century Fox, Disney and nearly every independent production company.

Typical examples include: The "White Star Line" uniforms worn in "Titanic" (the largest grossing movie of all time), the "Bubba Gump Shrimp Co" cap worn by Tom Hanks in "Forrest Gump" (opening scene and throughout the movie) and the cast and crew merchandise (jackets, caps, bags, wearables) for "Titanic" and over 60,000 promotional Bubba Gump caps related to the release of the film. Tom Cruise and Robert Duvall wore our racing attire in "Days of Thunder" and we produced many of the uniforms worn by the pit crews and teams of the NASCAR circuit portrayed in the film. Patches for everything from border patrols, police departments, museum guards, military personnel, and just about anything related to uniforms (including the authentic Naval ranks of the many sailors portrayed in "Pearl Harbor") have been provided by us to help moviemakers establish near-authentic locations and characters.

Many major actors in films today have worn our wardrobe while performing on screen. From the gift shop items featured in Jurassic Park to patches and clothing worn in Terminator 2 and 3, we have participated in manufacturing such items for many major films. We also generate revenues from crew gifts, including jackets, caps, and related items from many of the films and promotions we work on as well as from our regular work in both network and cable TV projects.

Expansion and growth of present operations is our primary objective. In 2004, we expanded our management team to include Lori Heskett, who has more than 25 years of experience in this and related fields. Ms. Heskett brought to us, design ideas and industry contacts and is actively involved in sales of our domestically produced products. In her most recent position as President of El Segundo Hat Company (prior to joining us), Lori was directly responsible for all aspects of such company including both sales and production. When Kubic Marketing, El Segundo's parent company, was acquired by Globe Shoes, a publicly traded Australian company. U.S. manufacturing was halted and we were able to acquire much of the plant's physical assets and specialized equipment, and continued manufacturing for many of its clients.

Competition in the Film Wardrobe and Entertainment Related Business

The competition in our specialized section of the film industry is considerable in the area of "crew merchandise" with many companies seeking this business. We believe that only a handful of vendors are able to penetrate this market in the production stage. Top quality, on time delivery and customer loyalty have been the benchmark we have set. We intend to remain creative and aggressive to retain this business.

Competition for wardrobe production business is also certain. Several companies produce patches and are extremely competitive and aggressive. We must remain in close contact with designers, costumers, and wardrobe departments within the studios as well as the major costume houses to be considered as "the first to call" when a show begins preparation for filming. While confidence in us as a first choice vendor is of utmost importance here, customers are always willing to try new sources and our competition is always present. Our marketing plan continues to be aggressive and innovative service and quality in this area while guarding our carefully developed long-term relationships with the people who control this segment of film and television production.

Private Label Apparel

In addition to our entertainment-related business, private labeling has become a significant part of our production for both domestic sales and export of "Made in the USA" products, accounting for approximately 70% of our overall revenues.

We are an action sports oriented company. We currently design and manufacture the latest styles in caps and headwear, jackets, denim, cargo shorts and pants and related apparel for many major brands.such as "Quiksilver."

We have sufficient capacity to accept and complete orders of nearly any size and of a varied and diversified basis. Though we manufacture apparel and accessories primarily for the action sportswear and entertainment industries, our production also serves a number of customers in specialty markets, including the following:

1.  silk screening, heat transfers, sublimation, and unique embellishments

2.  private labeling for major brands (including shipping and fulfillment)

3.  cap and hat design and manufacturing

4.  patches of all kinds and shapes

5.  film and television wardrobe (authentic military, period etc.)

6.  production crew wrap gifts and studio promotional items

7.  custom jacket and various apparel manufacturing

8.  accessory design and manufacturing (bags and wallets etc.)

9.  contract embroidery and specialty services

10. advertising specialty merchandise (extensive variety of corporate promotional items, bottled water etc.).

11. military - contract manufacturing (extensively with retired and veterans segment, ship reunions etc.)

Private Labeling

During the last few years, the number of domestic headwear suppliers has been drastically reduced as a result of increased lower priced imports. Suppliers remaining in this business each have their own niche in the market place. Few suppliers remain in California and our customer base has increased as a result of this decreased domestic competition. There are U.S. suppliers located in the Midwest and on the East Coast who seldom manufacture for our market and deal mainly in the golf, major league baseball and ad specialty-type businesses.

Overseas suppliers present a major challenge. They can produce a hat at a fraction of the price we can and we are constantly in competition with them. They can copy all that we create, but if they are asked to create on their own, they may fall short, as our industry is constantly changing by way of fabrics, styles, and method of decorating. Overseas suppliers are in the business of mass production for export. Our current customers use overseas suppliers for some of their "bread and butter" styles but tend to use U.S. suppliers for the more cutting edge products. However, overseas manufacturers require considerably more time to create new products because of their difficulty in providing face-to-face contact with designers and domestic customers. They also require greater lead times for shipping and cannot make changes overnight when required. The logistics also may not allow them to be immediately aware of developing trends, forecasting them, and then developing an appropriate finished product instantly.

Competition in Private Labeling

At present, the youth oriented "action sports" lifestyle-clothing market (surf/skate/snow) is led by labels such as "Quiksilver" of Huntington Beach, California, representing in excess of $1 billion in annual sales. Also, "O'Neill Sportswear", "Rip Curl", "Lost", "Billabong", "Volcom", and numerous other Orange County, California-based clothing companies service this market and can be considered competition for our new brands. We believe that teens and young adults are looking for something new and trendy to identify with, purchase, and wear.

Although we believe we now have the experience and resources to take advantage of and fulfill the needs of this market and we have already made significant steps towards doing so, the youth, active and sports apparel industry is highly competitive, with many of our competitors having greater name recognition and resources than we do. Many of our competitors are well established, have longer-standing relationships with customers and suppliers, greater name recognition and greater financial, technical and marketing resources then we do. As a result, these competitors may be able to respond more quickly and effectively than we can to new or changing opportunities or customer requirements. Existing or future competitors may develop or offer products that provide price, service, number or other advantages over those we intend to offer. If we fail to compete successfully against current or future competitors with respect to these or other factors, our business, financial condition, and results of operations may be materially and adversely affected.

We currently have no market share data available for competition in these areas. We work on each job through personal contacts and are frequently the only company contacted for the particular project.

We do not depend on any one or a few major customers.

Pipeline Posse and California Lifestyle Business

We have recently identified, developed, and trade marked (Pipeline Posse trademark application) an opportunity to export the California lifestyle to the rest of America and to the worldwide markets in general. We are presently preparing to launch a new branded line of surf and sports wear and have developed a strong relationship with some of the best known world champion surfers who will champion the new brand. Pipeline Posse, an already known entity in the major surfing world, was founded by World Class Surfer and Big Wave Specialist Braden Diaz several years ago. Braden has contractually joined us in developing Pipeline Posse Brand as we continue to export the California and surfing life style to the world.

Started as an idea born in San Clemente, California, home of the premier surfing beaches in the world, we have created a number of "California Driven" brands of products. Under the California Driven umbrella, several lines have been developed to follow Pipeline Posse with specific target markets in mind.

The next product to market, which will be positioned as an offshoot of Pipeline Posse and trade heavily on the exposure of that more "club-like" brand, will be a cutting edge surf/skate line, called South, "master-built" in California to offer a fresh, impeccably designed and crafted, alternative to Volcom, Quiksilver, and other similar industry companies. Having manufactured for almost all of the leaders in this field and forged long-standing relationships with the top people at every level (from designers and sales reps to distributors, retailers, advertisers as well as the surfers and skaters themselves) we are in a position to create and market the new, must-have California lifestyle brand. The web domain for the label has been secured and the trademark, Pipeline Posse, is currently pending.

Plant and Equipment

Our production floor is broken up into 8 divisions: Embroidery, Screen printing, Headwear Production, Wallet Production, Bag Production, Garment Production, Cutting, and Sample Production (quick line.) We operate a full turn key operation with all stages of production in house and giving us full control of our finished products. Nothing is required to be sent to sub contractors, which allows our production to be top quality, on schedule, meet delivery times, and within a cost controlled budget.

Embroidery Department:

This department has 7-multi head embroidery machines, and several dedicated sample machines, giving it in excess of 100 embroidery heads running at any given time. Here finished goods as well as products being manufactured on the floor move through for application of logos, names, patches, and nearly every type of embellishment possible. Having a complete compliment of state of the art equipment on site gives us the ability to embroider and decorate at the most effective stage of production and also allows us to be more creative with placements, styles, and cutting edge looks for nearly every style and type of product that we produce. This capability, in concert with all other departments, can handle from "while you wait" to less than 24 hour turn times on nearly everything which is vital both to the movie industry, last minute scheduled events, and for constantly revised last minute sampling. Each of our 3 shifts is supervised by one of two managers who have over 30+ years of experience between them. Each manages production scheduling, raw materials, and maintenance of the equipment. All designs are developed, laid out, and digitized by our in house Art Department. This creative ability is by far one of the most important stages of product development, and our staff has over 25 years of combined experience in nearly every type of embroidery process.

Screen Printing Department:

Beginning in 2003, SCL began installing all new state of the art printing, heat transfer, and related equipment. Among this new equipment are 6 color silkscreen machine dedicated exclusively to sampling, a multi-color finished hat screening station that enables us to print nearly every type of finished headwear. In keeping with the fact that screening printing on garments has made a big revival in the last year, we adapted to the demand and now have complete control of all the products produced. This provides our creative staff total freedom as well as the ability to control cost and efficiency, further adding to our bottom line profit potential.

Headwear Production:

We are furnished with state of the art equipment, consisting of over 150 different machines, giving maximum capacity for every required production operation. Our Department Manager has more than 25 years experience in all aspects of headwear manufacturing and management. Each shift in this department has 60 plus experienced sewers producing in excess of 2000 units in a standard 8-hour shift. As business continues to grow, we maintain the ability to increase the 2nd and 3rd shifts at any given time to proportionally keep up with demand. We currently produce a wide variety of headwear, manufacturing numerous styles such as a 6-panel open back cap, sized fitted baseball caps, 5 panel truckers, buckets, visors, Gatsby, jockey, and bushmaster big brim, with most available in toddler to adults sizes. We also create many custom styles.

Wallet Production:

A wide variety of junior style wallets are manufactured with approximately 500 units per day produced through our current line. Items range from men's to girl's junior tri-folds, checkbooks, coin purses, pencil pouches, cosmetic pouches, key holders, to Nightlife I.D. credit card holders. All are manufactured from a wide variety of fabrics, and in numerous shapes and sizes. This production division was added as our number of junior girls customers expanded and recognized the need for a single supplier to handle all of their accessory needs. Our corresponding capability to design, develop, manufacture, and deliver these very products (and more) domestically "Made in America."

Bag Production:

This division was also added at our customer's request that additional accessories be developed. We now produce soft style backpacks, purses, lunch totes, duffle bags, messenger bags, book bags, simple give-away tote bags, and any number of custom or special design bags required to meet the increasing needs of our customers.

Garment Production:

In addition to our cut and sew operation, a dedicated Sample Production Line (quick line) has been developed. This division is most important as it allows us to accept and produce the many "quick turn" requests from the entertainment industry as well as our "event" and retail customers. We are capable of turning approval samples in 24 hours.

Current Headwear, Accessory, & Garment Customers include name brands Quicksilver, Quicksilver Edition, Tony Hawk, Vans, O'Neill, Volcom, Rusty, Globe Shoes, Hawaiian Island Creations, Stussy, Etnies/Sole Technology ,Patagonia, Paul Frank, Lost, Host Marriot (souvenir shops / airports) ,The Smithsonian Institute, VonDutch, Lablanca Swimwear, Town & Country, Local Motion - Hawaii, Universal Studios Orlando & Hollywood as well as the Major Film & Television Studios and some Fortune 500 companies

Intellectual Property

We recently applied to the USTPO for the trademark "Pipeline Posse." The application numbers are as follows (i) 78714178 - International Class 42; (ii) 78713696 - International Class 25; and (iii) 78713761 - International Classes 18 and 28. The USPTO is reviewing the applications. We will continue to assess the need for any copyright, trademark or patent applications on an ongoing basis.

Costs and Effects of Compliance with Environmental Laws and Regulations

Environmental regulations have had no materially adverse effect on our operations to date, but no assurance can be given that environmental regulations will not, in the future, result in a curtailment of service or otherwise have a materially adverse effect on our business, financial condition or results of operation. Public interest in the protection of the environment has increased dramatically in recent years. The trend of more expansive and stricter environmental legislation and regulations could continue. To the extent that laws are enacted or other governmental action is taken that imposes environmental protection requirements that result in increased costs, our business and prospects could be adversely affected.


MATERIAL AGREEMENTS

Consulting Agreement with PYC Corporation - On January 6, 2006, we entered into a consulting agreement with PYC Corporation whereby PYC (owned and operated by Philip Young) agreed to perform the following for us: (i) review of compliance with state and federal securities laws; (ii) analyze future growth scenarios;
(iii) strategic planning and and identify potential employees, acquisitions and strategic alliances; (iv) help formulate an acquisition strategy; (v) identify professionals; and (vi) identify potential Board members. In consideration for the services rendered, Mr. Young received 50,000 shares of our common stock from our recent Form S-8 registration statement.

RECENT FINANCING

On February 16, 2006, we completed financing agreements by executing a securities purchase agreement with the following entities: AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millenium Capital Partners II, LLC. Under the securities purchase agreement, we will issue up to $2,000,000 in callable secured convertible notes. The notes are convertible into shares of our common stock. The conversion price is based on the average of the lowest three intra-day trading prices during the 20 trading days immediately prior to the conversion date discounted by 45%. The timing of the conversion is at the option of the holder. The notes are secured by a grant of a general security interest in all of our assets both tangible and intangible.

In addition, we are to issue stock purchase warrants convertible into shares of our common stock on a one for one basis. The exercise price is $.50 per share and the term of the warrants is five years.

A consulting firm, Affiliated Business Services, Inc. based in Palm Harbor, Florida, received a commission of $56,000 (8% of the initial proceeds of $700,000) for arranging for this financing. Our agreement with this consultant required us to pay the consultant 8% of any funds raised. Since the consultant did not provide us with the type of financing that we required, our legal counsel has sent the consultant a letter indicating that the $56,000 payment is the only fee the consultant shall receive from our recent financing.

To date, we have received proceeds of $700,000 under the terms of the securities purchase agreement. We shall receive the balance as follows: (i) proceeds of $600,000 upon filing this registration statement; and (ii) proceeds of $700,000 when this registration statement is declared effective by the SEC. If the registration statement is not declared effective within 120 days after September 23, 2005, we must pay a penalty of 2% of the outstanding principal balance of the callable secured convertible notes for each thirty-day period that the registration statement is not declared effective.

GOVERNMENTAL REGULATION

We will be subject to common business and tax rules and regulations pertaining to the operation of our business in the State of California.

INTELLECTUAL PROPERTY

We do not have any patents. We have applied for a trademark for "Pipeline Posse" in International Classes 18, 25, 28 and 42. The applications are still under review by the USPTO.

EMPLOYEES


As of April 10, 2006, we employ approximately 70 full-time employees and no part-time employees. We have no collective bargaining agreements with any labor organization and we believe that we enjoy good relations with our employees.


                             DESCRIPTION OF PROPERTY

We currently lease our 27,000 square foot manufacturing and office facilities located at 207 West 138th Street in Los Angeles, in close proximity to Los Angeles International Airport. Our lease expires on October 4, 2009 at a monthly rental of $12,500, fixed until expiration. The lease requires us to pay property taxes and utilities. Rent expenses for the years ended August 31, 2005 and 2004, were $156,000 and $156,000 respectively. We lease our facilities from a limited liability company owned by Richard L. and Judy Songer, our officers, directors and principal shareholders. Effective September 1, 2005, we commenced renting an additional 3,000 square feet in the same office facility located at 207 West 138th Street, Los Angeles, California for the cost of $2,500 per month.


                                LEGAL PROCEEDINGS

To the best of our knowledge, there is no litigation pending or threatened by or against us.


                                   MANAGEMENT
                        DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth information about our executive officers and directors.


NAME                           AGE        POSITION
----                           ---        --------
Richard L. Songer              59         President and  Director
Judy Songer                    53         Chief Financial Officer, Chief
                                          Accounting Officer and Secretary
Lori Heskett                   50         Chief Operating Officer and Executive
                                          Vice President


Set forth below is certain biographical information regarding our executive officers and directors:

The above listed officers and directors will serve until the next annual meeting of the shareholders or until their death, resignation, retirement, removal, or disqualification, or until their successors have been duly elected and qualified. Vacancies in the existing Board of Directors are filled by majority vote of the remaining Directors. Officers of the Company serve at the will of the Board of Directors .To the Company's knowledge, there are no agreements or understandings for any officer or director to resign at the request of another person nor is any officer or director acting on behalf of or is to act at the direction of any other person other than in his fiduciary capacity of and for the benefit of the Company and at its direction.

RICHARD L. SONGER - PRESIDENT AND DIRECTOR

Mr. Songer founded Southern California Logo, and has been continuously employed as a Director and President of this entity since 1985. He has been our President and Director since February 24, 2004, when the merger occurred. He has not been engaged in any other business or had any other employment for the past five (5) years. Mr. Songer oversees all our operations. Mr. Songer is a 1969 graduate of Virginia Tech University located in Blacksburg, Virginia. He does not currently serve as an officer or director of any other public company. Mr. Songer served as the President of Freedom Surf, Inc., a publicly traded company, from October to December of 2000.

JUDY SONGER - CHIEF FINANCIAL OFFICER, CHIEF ACCOUNTING OFFICER AND SECRETARY

Ms. Songer has been Chief Financial Officer of Southern California Logo and the head of the accounting department since the company was founded in 1985. She has been our Chief Financial Officer and Secretary since February 24, 2004, when the merger occurred. She was recently appointed our Chief Accounting Officer. She currently oversees all of our financial and human resource aspects of our company. Previously employed by BDM, Inc., a Washington, D.C. based government contractor and think tank, she held a top secret clearance. An avid outdoors enthusiast, she currently resides in Southern California and actively participates in the lifestyle that drives the company in its current direction. Ms. Songer received an AA Degree in Finance from Northern Virginia Community College in 1973. Ms. Songer does not, and has not, served as an officer or director of any other public company.

LORI HESKETT - CHIEF OPERATING OFFICER AND EXECUTIVE VICE PRESIDENT

Ms. Heskett has been our Chief Operating Officer and Executive Vice President overseeing every aspect of sales, product development and operations. She has been our Chief Operating Officer and Executive Vice President since February 24, 2004, when the merger occurred. Ms. Heskett was President of El Segundo Hat, Inc. from April of 1999 until she joined Sew Cal Logo. During that time she was responsible for all aspects of running a 13,000 sq. ft. manufacturing plant as a division of Kubic Marketing, a leading skateboard and accessories manufacturer. Her division produced headwear, bags, wallets and other related items. Ms. Heskett created yearly budgets and projections and managed that company's 80 employees, increasing sales from $1.9 to $3 million in 24 months, by adding new products and expanding the company's customer base.

OTHER

Richard L. Songer and Judy Songer are husband and wife. There are no other family relationships among any of our directors or officers.

None of the foregoing Directors or Executive Officers has, during the past five years:

(a) Had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b) Been convicted in a criminal proceeding or subject to a pending criminal proceeding;

(c) Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

(d) Been found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

                             EXECUTIVE COMPENSATION

Compensation of Executive Officers

Summary Compensation Table. The following information relates to compensation received by our officers in fiscal years ending August 31, 2005, 2004 and 2003 whose salary and compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                             ANNUAL COMPENSATION                      LONG-TERM COMPENSATION
                                             -------------------                      ----------------------

                                 FISCAL        SALARY       BONUS   OTHER ANNUAL    RESTRICTED       SECURITIES
 NAME AND PRINCIPAL POSITION      YEAR                              COMPENSATION      STOCK          UNDERLYING
                                                                                      AWARD(S)        OPTIONS

Richard L. Songer (1)              2005           $140,000    0           0              0                0
President                          2004           $110,000    0           0              0                0
                                   2003                 $0    0           0              0                0


Judy Songer (2)                    2005            $25,385    0           0              0                0
CFO, Chief Accounting Officer      2004             $5,770    0           0              0                0
and Secretary
                                   2003                 $0    0           0              0                0


Lori Heskett  (3)                  2005            $87,500    0           0              0                0
Chief Operating Officer and        2004            $40,000    0           0              0                0
Executive Vice President0
                                   2003                 $0    0           0              0                0

(1) For the fiscal year ended August 31, 2006 (commencing September 1, 2005) through February 28, 2006, Mr. Songer has received $15,000 in compensation.
(2) For the fiscal year ended August 31, 2006 (commencing September 1, 2005) through February 28, 2006, Ms. Songer has received $2,306 in compensation.
(3) For the fiscal year ended August 31, 2006 (commencing September 1, 2005) through February 28, 2006, Ms. Heskett has received $45,000 in compensation.

Option Grants Table. The following table sets forth information concerning individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table during fiscal year ended August 31, 2005.

            OPTIONS GRANTS IN PRESENT FISCAL YEAR (INDIVIDUAL GRANTS)

          Name            Number of securities     Percent of total      Exercise or base        Expiration Date
                           underlying options     options granted to     Price ($/Share)
                               granted (#)        employees in last
                                                     fiscal year

         None


              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

Aggregated Option Exercises and Fiscal Year-End Option Value Table. The following table sets forth certain information regarding stock options exercised during fiscal year ending August 31, 2005, by the executive officer named in the Summary Compensation Table.


                                                                    Number of Securities      Value of Unexercised
         Name          Shares acquired on    Value realized ($)    Underlying Unexercised    In-the-Money Options at
                          exercise (#)                                Options at Fiscal           Fiscal Year-
                                                                         Year-End(#)                End($)(1)
                                                                 Exercisable/ Unexercisable       Exercisable/
                                                                                                  Unexercisable
         None


EMPLOYMENT CONTRACTS

We do not have employment agreements with any of our officers.

Based on our recent financing, we are required to purchase $2,000,000 of additional key man life insurance on the life of Richard L. Songer, our President. Mr. Songer has undertaken a physical examination to secure the insurance policy. We are awaiting the results of the physical examination in order to secure such life insurance policy. $20,000 has been reserved to fund the above additional insurance policy.

COMPENSATION OF DIRECTORS

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued for, directors in such capacity.

                             PRINCIPAL STOCKHOLDERS


The following table sets forth certain information derived from the named person, or from the transfer agent, concerning the ownership of common stock as of April 10, 2006, of (i) each person who is known to us to be the beneficial owner of more than 5 percent of the common stock; (ii) all directors and executive officers; and (iii) directors and executive officers as a group:


                 Name and Address of                  Amount and Nature of                 Percent of
                   Beneficial Owner                   Beneficial Ownership                 Class (4)

       Richard L. Songer                                    3,000,000(1)                      50.53%
       207 W. 138th Street
       Los Angeles, California 90061

       Judy Songer                                              (1)                            (1)
       207 W. 138th Street
       Los Angeles, California 90061

       Lori Heskett                                          750,000 (2)                      12.63%
       207 W. 138th Street
       Los Angeles, California 90061

       Kagel Family Trust                                    750,000 (3)                      12.63%
       1801 Century Park East, 25th Floor
       Los Angeles, California 90067

       Officers and Directors as a Group (3                    3,750,000                      63.16%
       persons)


(1) Richard L. Songer and Judy Songer, husband and wife, beneficially own an aggregate total of 3,000,000 shares of our common stock and 189,800 shares of our Series A Preferred Stock as Joint Tenants with Rights of Survivorship, which they received pursuant to the February 2004 Merger in exchange for one hundred percent (100%) of their common stock in SCL.

(2) 750,000 shares of our common stock and 22,500 shares of our Series A Preferred Stock were issued to Lori Heskett pursuant to the February 2004 Merger in exchange for one hundred percent (100%) of her common stock in SCL previously issued for services rendered.

(3) David L. Kagel and Ina P. Kagel are the trustees and sole beneficiaries of the Kagel Family Trust. 750,000 shares of our common stock and 22,500 shares of our Series A Preferred Stock were issued to the Kagel Family Trust pursuant to the February 2004 Merger in exchange for one hundred percent (100%) of its common stock in SCL previously issued to the Kagel Family Trust in consideration for legal services rendered to SCL prior to the merger by David L. Kagel, an attorney licensed in the State of California.


(4)      Based on 5,937,368 shares issued and outstanding as of April 10, 2006.

                           PREFERRED SHAREHOLDER TABLE

                 Name and Address of                     Amount and Nature of               Percent of
                   Beneficial Owner                      Beneficial Ownership               Class (4)

       Richard L. Songer                                         189,800                      80.84%
       207 W. 138th Street
       Los Angeles, California 90061

       Judy Songer                                                       (1)                    (1)
       207 W. 138th Street
       Los Angeles, California 90061

       Lori Heskett                                               22,500 (2)                   9.58%
       207 W. 138th Street
       Los Angeles, California 90061

       Kagel Family Trust                                         22,500 (3)                   9.58%
       1801 Century Park East, 25th Floor
       Los Angeles, California 90067

       Officers and Directors as a Group (3                      212,300                      90.42%
       persons)


(1) Richard L. Songer and Judy Songer, husband and wife, beneficially own 189,800 shares of our Series A Preferred Stock as Joint Tenants with Rights of Survivorship, which they received pursuant to the February 2004 Merger.

(2) Lori Heskett owns 22,500 shares of our Series A Preferred Stock, which she received in the February 2004 Merger.

(3) David L. Kagel and Ina P. Kagel are the trustees and sole beneficiaries of the Kagel Family Trust. The Kagel Family Trust owns 22,500 shares of our Series A Preferred Stock, which was received in the February 2004 Merger.


(4) Based on 234,800 Series A Preferred Shares issued and outstanding as of April 10, 2006. Each share of Series A Preferred Stock converts into 100 shares of our common stock.


Under the terms of the callable secured convertible note and the related warrants, the callable secured convertible note and the warrants are exercisable by any holder only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying unconverted shares of callable secured convertible notes or unexercised portions of the warrants) would not exceed 4.99% of the then outstanding common stock as determined in accordance with Section 13(d) of the Exchange Act. Therefore, the table does not include AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millenium Capital Partners II, LLC.

                              SELLING STOCKHOLDERS

Selling Security Holders and Recent Financing

On February 16, 2006, we entered into a Securities Purchase Agreement for a total subscription amount of $2,000,000 that included Stock Purchase Warrants and Callable Secured Convertible Notes with AJW Capital Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millenium Capital Partners II, LLC. The initial funding of $700,000 was completed on February 17, 2006 with the following parties and evidenced by callable secured convertible notes: AJW Capital Partners, LLC invested $81,900; AJW Offshore, Ltd. invested $411,600; AJW Qualified Partners, LLC invested $196,000 and New Millenium Capital Partners II, LLC invested $10,500. The parties received the following amount of warrants:

AJW Capital Partners, LLC - 87,750 warrants; AJW Offshore, Ltd. - 441,000 warrants; AJW Qualified Partners, LLC - 210,000 warrants; and New Millenium Capital Partners II, LLC - 11,250 warrants. The callable secured convertible notes are convertible into shares of our common stock based upon an average of the lowest three intra-day trading prices of our common stock during the 20 days immediately prior to the conversion date multiplied by a discount of 45%. The exercise price of the warrants is $.50 per share. Under the terms of the callable secured convertible note and the related warrants, the callable secured convertible notes and the warrants are exercisable by any holder only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying unconverted shares of callable secured convertible notes or unexercised portions of the warrants) would not exceed 4.99% of the then outstanding common stock as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934. In addition, pursuant to the Securities Purchase Agreement, we are required to purchase $2,000,000 of key man life insurance on the life of Richard
L. Songer. Mr. Songer has undertaken a physical examination to secure the insurance policy. We are awaiting the results of the physical examination in order to secure such life insurance policy.

When we file this original registration statement, we will receive an additional $600,000 (evidenced by a Callable Secured Convertible Note) and issue an aggregate of 642,858 warrants. There is a final funding commitment of $700,000 (evidenced by a Callable Secured Convertible Note) and an issuance of 750,000 warrants when our registration statement becomes effective.

Upon the full subscription to the Securities Purchase Agreement, including the issuance of the full 2,142,858 warrants and the conversion in full of the Callable Secured Convertible Notes, the total shares being registered are 25,974,026 as follows: (i) AJW Capital Partners, LLC - 3,038,962 shares of common stock issuable in connection with the conversion of the callable secured convertible note and 250,715 shares of common stock issuable in connection with the exercise of the Warrants; (ii) AJW Offshore, Ltd. - 15,272,727 shares of common stock issuable in connection with the conversion of the callable secured convertible note and 1,260,000 shares of common stock issuable in connection with the exercise of the Warrants; (iii) AJW Qualified Partners, LLC - 7,272,727 shares of common stock issuable in connection with the conversion of the callable secured convertible note and 600,000 shares of common stock issuable in connection with the exercise of the Warrants; and (iv) New Millenium Capital Partners II, LLC - 389,610 shares of common stock issuable in connection with the conversion of the callable secured convertible note and 32,143 shares of common stock issuable in connection with the exercise of the Warrants.


The following table sets forth the names of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of April 10, 2006 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.



                                   Percent of
                                      Shares of       common                           Number of
                                    common stock   shares owned                       shares owned
                                     owned prior   prior to the   Shares of common     after the    Percent of shares
                                       to the        offering    stock to be sold in    offering          owned
 Name of selling stockholder (11)    offering (1)                  the offering (2)                  after offering
 ---------------------------------  -------------                 -----------------                  --------------
AJW Partners, LLC (7)                     0              0               3,289,677 (3)      0               0%

AJW Offshore, Ltd. (8)                    0              0              16,532,727 (4)      0               0%

AJW Qualified Partners, LLC (9)           0              0               7,872,727 (5)      0               0%

New Millenium Capital Partners II,        0              0                 421,753 (6)      0               0%
LLC (10)


(1)      Based on 5,937,368 shares issued and outstanding as of April 10, 2006.

(2) The conversion has been calculated based on the maximum number of shares the investors can receive in accordance with the 8% Callable Secured Convertible Notes. The number of shares set forth in the table for the selling stockholders represents an estimate of the number of shares of common stock to be offered by the selling stockholders. The actual number of shares of common stock issuable upon conversion of the notes and exercise of the warrants is indeterminate, is subject to adjustment and could be materially less or more than such estimated number depending on factors which cannot be predicted by us at this time including, among other factors, the future market price of the common stock. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. Under the terms of the notes, if the notes had actually been converted on February 28, 2006, the conversion price would have been $.154. Under the terms of the notes and the related warrants, the notes are convertible and the warrants are exercisable by any holder only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying unconverted shares of notes or unexercised portions of the warrants) would not exceed 4.99% of the then outstanding common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholder exceeds the number of shares of common stock that the selling stockholder could own beneficially at any given time through their ownership of the notes and the warrants.

(3) Consists of the following shares: 3,038,962 shares of common stock issuable in connection with the conversion of the callable secured convertible note; and 250,715 shares of common stock issuable in connection with the exercise of the Warrants.

(4) Consists of the following shares: 15,272,727 shares of common stock issuable in connection with the conversion of the callable secured convertible note; and 1,260,000 shares of common stock issuable in connection with the exercise of the Warrants.

(5) Consists of the following shares: 7,272,727 shares of common stock issuable in connection with the conversion of the callable secured convertible note; and 600,000 shares of common stock issuable in connection with the exercise of the Warrants.

(6) Consists of the following shares: 389,610 shares of common stock issuable in connection with the conversion of the callable secured convertible note; and 32,143 shares of common stock issuable in connection with the exercise of the Warrants.

(7) AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC of which Mr. Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC.

(8) AJW Offshore, Ltd. is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Offshore Ltd.

(9) AJW Qualified Partners, LLC is a private investment fund that is owned by its investors and managed by AJW Manager, LLC of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC.

(10) New Millennium Capital Partners II, LLC is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II LLC of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by New Millennium Capital Partners, LLC.

(11) None of the selling stockholders are broker-dealers or affiliates of broker-dealers.

                              PLAN OF DISTRIBUTION

All of the stock owned by the selling security holders will be registered by the registration statement of which this prospectus is a part. The selling security holders may sell some or all of their shares immediately after they are registered. The selling security holders shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

   *  ordinary brokers transactions, which may include long or short sales,

   * transactions involving cross or block trades on any securities exchange or market where our common stock is trading,

   * purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus, "at the market" to or through market makers or into an existing market for the common stock,

   * in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents, * through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or

   *  any combination of the foregoing, or by any other legally available means.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933. Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $100,000.

We have informed the selling stockholders that certain anti-manipulative rules contained in Regulation M under the Securities Exchange Act of 1934 may apply to their sales in the market and have furnished the selling stockholders with a copy of such rules and have informed them of the need for delivery of copies of this prospectus. The selling stockholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such rule.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On March 1, 2006, for purposes of working capital, Richard L. and Judy Songer extended the terms of a $355,384 subordinated loan originally made to us on March 1, 2003. We are obligated to pay interest only on the subordinated loan during its term at the rate of 10% per annum (fixed-rate calculated as simple interest). The entire principal amount of the loan is now due on March 1, 2007, although we may prepay the loan in whole or in part at any time without premium or penalty. The subordinated loan, which was consented to by Pacific Western Bank, is collateralized by our assets, including but not limited to any and all equipment owned by us, our inventory and our outstanding receivables.

From June 30, 2003 through September 30, 2003, William D. O'Neal gifted a total of 220,000 shares of common stock previously issued to him to 44 persons who were either family members, personal friends or business associates with whom Mr. O'Neal had a prior existing relationship. In gifting these shares, Mr. O'Neal was acting as a statutory underwriter and the re-distribution of these shares to the 44 individuals was a primary offering made on behalf of our company. As such, Mr. O'Neal relied upon Section 4(2) of the Securities Act of 1933, as amended (the "Act"). We believed this exemption is available because these issuances were transactions not involving a public offering. There was no general solicitation or advertising used to offer our shares; each investor has a pre-existing professional and/or personal relationship with Mr. O'Neal. In addition, each investor had the knowledge and experience in financial and business matters to evaluate the merits and risks of this prospective investment and therefore was either accredited or sufficiently sophisticated to undertake such an investment. Further, securities were not offered or sold to more than thirty-five (35) unaccredited investors.

On February 24, 2004, William D. O'Neal returned 19,480,000 shares of our common stock previously issued to him to the treasury for cancellation pursuant to the Articles of Merger.

On February 24, 2004, we issued 3,000,000 shares of our common stock and 189,800 shares of our Series A Convertible Preferred Stock to Richard L. Songer and Judy Songer as Joint Tenants in exchange for 100% of the issued and outstanding common stock of SCL pursuant to the terms of the Articles of Merger.

On February 24, 2004, we issued 750,000 shares of our common stock and 22,500 shares of our Series A Convertible Preferred Stock to Lori Heskett pursuant to the terms of the Articles of Merger.

On February 24, 2004, we issued 750,000 shares of our common stock and 22,500 shares of our Series A Convertible Preferred Stock to the Kagel Family Trust pursuant to the terms of the Articles of Merger.

In July 2004, the building which houses our office and warehouse facilities was purchased from an unrelated third party by a California limited liability company, RL Songer & Associates, LLC owned by Richard L. and July Songer, our officers, directors and principal shareholders. We lease the facilities under a lease which terminates in July 2009 at a rental of $12,500 per month plus taxes and utilities. We believe that the provisions of our lease are comparable to those obtainable from non-affiliated third parties.

Other than as noted above, none of the directors, executive officers or any member of the immediate family of any director or executive officer has been indebted to us since its inception. We have not and do not intend to enter into any additional transactions with our management or any nominees for such positions. We have not and do not intend to enter into any transactions with our beneficial owners.

                            DESCRIPTION OF SECURITIES

The following is a summary description of our capital stock and certain provisions of our certificate of incorporation and by-laws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The following discussion is qualified in its entirety by reference to such exhibits.

COMMON STOCK


We are presently authorized to issue 50,000,000 shares of $.001 par value common stock. As of April 10, 2006, based on our transfer agent records, we had 5,937,368 shares of common stock issued and outstanding. The holders of our common stock are entitled to equal dividends and distributions when, as, and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of common stock has a preemptive right to subscribe for any of our securities, nor are any common shares subject to redemption or convertible into other of our securities, except for outstanding options described above. Upon liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of our common stock do not have cumulative voting rights, so the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors if they choose to do so, and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.


PREFERRED STOCK


We are presently authorized to issue 300,000 shares of Series A Preferred Stock, $.001 par value. As of April 10, 2006, we have 234,800 shares of Series A Preferred Stock issued and outstanding.


The characteristics of our Preferred Stock are set forth below:

Series A Preferred Stock

Shares of Series A Preferred Stock shall be issued to officers, directors, employees and consultants to Sew Cal. Each share of Series A Preferred Stock (i) may be converted into one hundred (100) shares of common stock when Sew Cal has acheived sales of at least $10,000,000 in any fiscal year as reported in our audited financial statements for such fiscal year.

Subject to the provisions for adjustment, the holders of shares of Series A Preferred Stock shall be entitled to receive dividends, when, as and if declared by the Board of Directors out of funds legally available therefor. Dividends may be paid in (i) cash, (ii) additional shares of Series A Preferred Stock, or
(iii) shares of common stock.

So long as any shares of Series A Preferred Stock shall be outstanding, no cash dividends shall be declared or paid or set apart for payment on any other series of stock ranking on a parity with the Series A Preferred Stock as to dividends ("Parity Stock"), unless there shall also be or have been declared and paid or set apart for payment on the Series A Preferred Stock, dividends for all dividend payment periods of the Series A Preferred Stock ending on or before the dividend payment date of such Parity Stock, ratably in proportion to the respective amounts of dividends accumulated and unpaid through such dividend period on the Series A Preferred Stock and accumulated and unpaid on such Parity Stock through the dividend payment period on such Parity Stock next preceding such dividend payment date.

In the event that full cumulative dividends on the Series A Preferred Stock have not been declared and paid or set apart for payment when due, Sew Cal shall not declare or pay or set apart for payment any dividends or make any other distributions on, or make any payment on account of the purchase, redemption or other retirement of any other class of stock or series thereof of Sew Cal ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of Sew Cal, junior to the Series A Preferred Stock ("Junior Stock") until full cumulative dividends on the Series A Preferred Stock shall have been paid or declared and set apart for payment; provided, however, that the foregoing shall not apply to (i) any dividend payable solely in any shares of any stock ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of Sew Cal, junior to the Series A Preferred Stock either (A) pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of Sew Cal heretofore or hereinafter adopted or (B) in exchange solely for shares of any other stock ranking, as to dividends and as to distributions in the event of a liquidation, dissolution or winding-up of Sew Cal, junior to the Series A Preferred Stock.

The shares of Series A Preferred Stock have voting powers equal to the voting powers of the common stock. Each share of Series Preferred Stock has one hundred
(100) votes on all matters to be voted upon by shareholders.

CONVERTIBLE NOTES

On February 16, 2006, we entered into a Securities Purchase Agreement for a total subscription amount of $2,000,000 that included Stock Purchase Warrants and Callable Secured Convertible Notes with AJW Capital Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millenium Capital Partners II, LLC. The initial funding of $700,000 was completed on February 17, 2006 with the following parties and evidenced by callable secured convertible notes: AJW Capital Partners, LLC invested $81,900; AJW Offshore, Ltd. invested $411,600; AJW Qualified Partners, LLC invested $196,000 and New Millenium Capital Partners II, LLC invested $10,500. The parties received the following amount of warrants:
AJW Capital Partners, LLC - 87,750 warrants; AJW Offshore, Ltd. - 441,000 warrants; AJW Qualified Partners, LLC - 210,000 warrants; and New Millenium Capital Partners II, LLC - 11,250 warrants. The callable secured convertible notes are convertible into shares of our common stock based upon an average of the lowest three intra-day trading prices of our common stock during the 20 days immediately prior to the conversion date multiplied by a discount of 45%. The exercise price of the warrants is $.50 per share. When we file the original Form SB-2, we will receive an additional $600,000 (evidenced by a Callable Secured Convertible Note) and issue an aggregate of 642,858 warrants. There is a final funding commitment of $700,000 (evidenced by a Callable Secured Convertible
Note) and an issuance of 750,000 warrants when our registration statement becomes effective.

WARRANTS

Based on our recent financing, we have issued 750,000 warrants to date. In accordance with the financing set forth above, if the maximum financing amount is received, we will issue an additional 1,392,858 warrants.

Each Warrant entitles to holder to one share of our common stock at an exercise price is $.50 and is exercisable for five years from the date of issuance.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

During the two most recent fiscal years ending August 31, 2005 and August 31, 2004, there have been no disagreements with Shelley International CPA, our independent auditor, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure

                                 TRANSFER AGENT

Our transfer agent is First American Stock Transfer, 706 East Bell Road, #202, Phoenix, Arizona 85022. Their telephone number is (602) 485-1346.

                                     EXPERTS

The financial statements included in this prospectus have been audited by Shelley International CPA, independent auditors, as stated in their report appearing herein and elsewhere in the registration statement, which report expresses an unqualified opinion and has been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

The validity of our common shares offered will be passed upon for us by Anslow & Jaclin, LLP, Manalapan, New Jersey 07726.

                              FINANCIAL STATEMENTS

We have attached to this prospectus, copies of our consolidated audited financial statements as of August 31, 2005 and August 31, 2004 and copies of our unaudited financial statements as of November 30, 2005 and November 30, 2004.

Report of Independent Registered Public Accounting Firm
-------------------------------------------------------

To the Board of Directors and Stockholders
Sew Cal Logo Inc

We have reviewed the accompanying interim balance sheets of Sew Cal Logo Inc as of November 30, 2005, and August 31, 2005 and the associated statements of operations, stockholders' equity and cash flows for the three months ended November 30, 2005. These interim financial statements are the responsibility of the Company's management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with U.S. generally accepted accounting principles.

Shelley International, CPA
Mesa, Arizona, U.S.A.
January 12, 2006

                               SEW CAL LOGO, INC.

                                 BALANCE SHEETS

                                                     11/30/2005       8/31/2005
                                                     (unaudited)
                                     ASSETS

Current Assets:
Cash and cash equivalents                            $     2,033     $    56,865
Accounts Receivable, net                                 363,452         265,468
Inventory                                                174,144         188,434
Prepaid Expenses                                           1,600           2,297
                                                     -----------     -----------

           Total current assets                          541,229         513,064
                                                                     -----------

Equipment and machinery, net                             351,130         371,488
Other assets                                               6,000           6,000
                                                     -----------     -----------

           Total assets                              $   898,359     $   890,552
                                                     ===========     ===========

   The accompanying notes are an integral part of these financial statements.

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                            11/30/2005        8/31/2005
Current liabilities:
Accounts payable                                            $    72,811      $    56,722
Note Payable-shareholder                                        355,384          355,384
Other current liabilities                                       529,136          413,289
Current Poriton of Long Term Debt                                71,817           45,987
                                                            -----------      -----------

             Total current liabilities                        1,029,148          871,382

Long-term liabilities
Note Payable-related party                                       91,085           95,570
SBA Loan                                                        287,268          327,884
Equipment Loans                                                  37,299           40,602
                                                            -----------      -----------

             Total liabilities                                1,444,800        1,335,438
                                                            -----------      -----------

Stockholders' equity (deficit)
Preferred stock: 300,000 shares authorized,
par value $0.001, issued and outstanding 234,800
shares  11/30/05 and 8/31/04
                                                                    235              235

Common stock: 50,000,000 shares authorized,                          --

$0.001 par value, issued and outstanding,                            --
5,176,168 shares 11/30/05; 5,020,000 shares 8/31/04               5,176            5,176
Paid in Capital                                                 187,517          187,517
Stock Subscribed                                                 36,000           36,000
Retained Earnings(Deficit)                                     (775,369)        (673,814)
                                                            -----------      -----------

             Total stockholders' equity (deficit)              (546,441)        (444,886)
                                                            -----------      -----------

             Total liabilities and stockholders' equity     $   898,359      $   890,552
                                                            ===========      ===========

   The accompanying notes are an integral part of these financial statements.

                               SEW CAL LOGO, INC.

                            STATEMENTS OF OPERATIONS

                                                         Three Months Ended
                                                    ----------------------------
                                                    11/30/2005       11/30/2004
                                                    (unaduited)      (unaudited)
                                                    -----------      -----------

Revenue:
      Sales of Caps, Embroidery and Other           $   654,657      $   521,591
                                                    -----------      -----------

      Total Revenue                                 $   654,657      $   521,591

Cost of Goods Sold                                      580,445          373,447
                                                    -----------      -----------

      Gross profit                                       74,212          148,144
                                                    -----------      -----------

Expenses:
      General and Administrative                         48,357           17,936
      Officer and Administrative Compensation            55,985           60,622

      Consulting, Legal and Accounting                   12,713            7,500
      Depreciation                                       20,357            2,380
      Rent                                               15,000           13,500
      Interest Expense                                   23,355           12,843
                                                    -----------      -----------

      Total expenses                                    175,767          114,781
                                                    -----------      -----------

      Income (loss) before income taxes                (101,555)          33,363
                                                    -----------      -----------

Provision for income taxes                                   --            5,718
                                                    -----------      -----------

      Net income (loss)                             $  (101,555)     $    27,645
                                                    ===========      ===========

Basic and Diluted Earnings (Loss) per Share         ($     0.02)     $      0.01
                                                    -----------      -----------
Weighted Average Number of Common Shares              5,176,000        5,020,000
                                                    -----------      -----------

   The accompanying notes are an integral part of these financial statements.

                               SEW CAL LOGO, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                        Preferred Stock         Common Stock
                                       -------------------  --------------------
                                                                                                             Retained      Total
                                      Outstanding          Outstanding              Paid in      Stock       Earnings  Stockholders'
                                         Shares    Amount     Shares     Amount     Capital    Subscribed    (Deficit)    Equity
                                       ----------  -------  ----------  --------  ----------   ----------  -----------   ----------
Balance, August 31, 2002                  189,800      190   3,000,000     3,000       1,810                  (573,885)    (568,885)

Contributed Officer Services                                                          60,000                                 60,000

Net (Loss) for the year                                                                                        (45,381)     (45,381)
                                       ----------  -------  ----------  --------  ----------               -----------   ----------
Balance, August 31, 2003                  189,800      190   3,000,000     3,000      61,810                  (619,266)    (554,266)

Recapitalization 2/24/04

Shares issued at par value                                     520,000       520        (520)

Shares issued for services at par          45,000       45   1,500,000     1,500                                              1,545

Net Income for the year                                                                                         50,818       50,818
                                       ----------  -------  ----------  --------  ----------               -----------   ----------
Balance, August 31, 2004                  234,800      235   5,020,000     5,020      61,290                  (568,448)    (501,903)

Equipment purchase                                              33,334        33     114,067                                114,100

Restricted Shares issued for
  services                                                     122,834       123      12,160                                 12,283
           $0.10 per share
Stock Subscribed                                                                                   36,000                    36,000

Net Income (Loss) for year                                                                                    (105,366)    (105,366)
                                       ----------  -------  ----------  --------  ----------   ----------  -----------   ----------
Balance, August 31, 2005                  234,800      235   5,176,168     5,176     187,517       36,000     (673,814)    (444,886)
                                       ==========  =======  ==========  ========  ==========   ==========  ===========   ==========
Net Income (Loss) for quarter                                                                                 (101,555)    (101,555)
                                       ----------  -------  ----------  --------  ----------   ----------  -----------   ----------

Balance, November 30, 2005                234,800  $   235  $5,176,168  $  5,176  $  187,517   $   36,000  $  (775,369)  $ (546,441)
                                       ==========  =======  ==========  ========  ==========   ==========  ===========   ==========

All above shares have been retroactively adjusted for the recapitalization of 100 shares of common stock on February 26, 2004

   The accompanying notes are an integral part of these financial statements.

                               SEW CAL LOGO, INC.

                            STATEMENTS OF CASH FLOWS

                                                                 Three Months Ended
                                                            ------------------------------
                                                             11/30/2005        11/30/2004
                                                            (unaudited)       (unaudited)
                                                            ------------      ------------
Operating Activities:
Net income (loss)                                           $   (101,555)     $     27,645
    Depreciation                                                  20,358            12,479
    Stock issued for services

Adjustments to reconcile net income (loss)
    (Increase) decrease in prepaid Expenses                          697                --
    (Increase) decrease in inventory                              14,290           (47,903)
    (Increase) decrease in accounts receivable                   (97,984)           96,417
    (Increase) decrease in prepaid franchise tax
    Increase (decrease) in accounts payable                       16,089            61,855
    Increase (decrease) in other current liabilities             141,677          (113,729)
                                                            ------------      ------------

    Net cash provided by (used in) operating activities           (6,428)           36,764
                                                            ------------      ------------

Investing Activities:
Purchases/disposals of equipment                                      --            (5,408)
                                                            ------------      ------------

    Cash (used) in investing activities                               --            (5,408)
                                                            ------------      ------------

Financing Activities:
Decrease in shareholder loan                                      (4,485)
Decrease of SBA Loan                                             (40,616)          (15,804)
Repayment of equipment loan                                       (3,303)           (2,038)
Increase in equipment loan                                            --
                                                            ------------      ------------

    Net cash provided by (used in) financing activities          (48,404)          (17,842)
                                                            ------------      ------------

Net increase (decrease) in cash and cash equivalents             (54,832)           13,514

Cash and cash equivalents at beginning of the year                56,865            20,490
                                                            ------------      ------------

Cash and cash equivalents at end of the year                $      2,033      $     34,004
                                                            ============      ============

Supplemental Information
Interest                                                          23,355            12,843
Taxes                                                                 --                --

   The accompanying notes are an integral part of these financial statements.

                               SEW CAL LOGO, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1. Summary of Significant Accounting Policies

The Company

C J Industries was incorporated in the State of California on August 30, 1985 and changed its name to Southern California Logo, Inc (the Company). The Company transacts business as Sew Cal Logo. On February 24, 2004 the Company merged with Calvert Corporation, a Nevada Corporation. This was a recapitalization accounted for as a stock exchange transaction (reverse merger). Calvert also changed its name to Sew Cal Logo, Inc. See Note 8 for more details of this merger.

The Company is located in Los Angeles, California. The Company produces and manufactures custom embroidered caps, sportswear and related corporate identification apparel. The Company provides an in-house, full-service custom design center where original artwork and logo reproduction for embroidery are available. The Company also offers contract embroidery and silk-screening to the manufacturing and promotional industry. The Company's products are sold, primarily in the United States, to Fortune 500 companies, major motion picture and television studios, retailers, and local schools and small businesses.

Use of Estimates

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which require management to make estimates, and assumptions that affect the reported amounts of assets and liabilities (including disclosure of contingent assets and liabilities) at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable

The Company's trade accounts receivable and allowance for doubtful accounts are shown below.

                                          11/30/05        8/31/05

      Gross Trade Accounts Receivable     $ 365,857      $ 268,149
      Allowance for Doubtful Accounts        (2,404)        (2,681)
                                          ---------      ---------
      Accounts Receivable, net            $ 363,453      $ 265,468
                                          ---------      ---------

Revenue Recognition

The Company recognizes revenue from product sales upon shipment, which is the point in time when risk of loss is transferred to the customer, net of estimated returns and allowances.

Cash and Cash equivalents

The Company maintains cash deposits in banks and in financial institutions located in southern California. Deposits in banks are insured up to $100,000 by the Federal Deposit Insurance Corporation ("FDIC"). The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash deposits.

                               SEW CAL LOGO, INC.
                          NOTES TO FINANCIAL STATEMENTS

Inventory

Inventory is stated at the lower of cost (first-in, first-out method) or market and consists of raw material, work-in-process and finished goods. Normally the Company ships out to the customer the finished goods as soon as they are produced and therefore usually does not maintain a finished goods inventory. Overhead items are applied on a standard cost basis to work in process and finished goods.

                                       11/30/05        8/31/05

      Raw Materials and WIP            $174,144       $188,434
      Finished Goods                          0              0
                                       --------       --------
      Total Inventory                  $174,144       $188,434
                                       --------       --------

Equipment and Machinery

Equipment and machinery are stated at cost. Depreciation is computed using the straight-line method over their estimated useful lives ranging from five to seven years. Depreciation and amortization expense for the fiscal years August 31, 2005, and 2004 amounted to $56,847, and $78,330 respectively. Gains from losses on sales and disposals are included in the statements of operations. Maintenance and repairs are charged to expense as incurred. As of November 30, 2005 and August 31, 2005 equipment and machinery consisted of the following:

                                          11/30/05        8/31/05

      Equipment and Machinery             $968,644       $968,644
      Less: Accumulated depreciation       617,514        597,156
                                          --------       --------

                                          $351,130       $371,488
                                          --------       --------

Fiscal Year

The Company operates on a fiscal year basis with a year ending August 31.

Earnings and Loss Per Share Information

Basic net earnings  (loss) per common share is computed by dividing net earnings
(loss) applicable to common shareholders by the weighted-average number of common shares outstanding during the period.

Segment Reporting

Pursuant to Statement of Financial Accounting Standards No. 131 ("SFAS No. 131"), "Disclosure about Segments of an Enterprise and Related Information," the Company has determined it operated in only one segment.

NOTE 2. Accounts Payable and Other Current Liabilities

As of the period ends shown, accounts payable and accrued liabilities consisted of the following:

                                             11/30/05      8/31/05

Trade accounts payable                       $ 72,811     $ 56,722
                                             --------     --------

Sales tax payable                               7,275        8,520
Short Term Loan - Related Party                99,767
Payroll Liabilities                            50,172       52,046
Credit Card Debt                               27,376       55,223
Revolving bank line of credit (Prime +
3.8 %, interest only)                          98,046       52,000
Revolving bank line of credit (prime +
3.8750 % Interest only, reviewed yearly)      246,500      245,500
                                             --------     --------

                                             $529,136     $413,289
                                             --------     --------

NOTE 3. Note Payable- Related Party

On March 1, 2003,  for purposes of working  capital,  the sole  shareholder  and spouse made a $355,384 subordinated loan to the Company. The Company is obligated to pay monthly interest only on the subordinated loan during its term at the rate of 10% per annum (fixed-rate calculated as simple interest). The entire principal amount of the loan was originally due on March 1, 2004, and has continued from that time on a month to month basis. The subordinated loan, which was consented to by United Commercial Bank and subsequent banks, is collateralized by the assets of the Company, including but not limited to any and all equipment owned by the Company, inventory, and outstanding receivables.

NOTE 4. Commitments and Contingencies

Long-Term Debt

On March 25, 2002 the Company entered into an agreement with United Commercial Bank for a $515,000 SBA loan. For the years ending August 31, 2003 and 2002, the unpaid principal balance of the loan was $462,100 and $500,313 respectively. The monthly required payment varied with an annual interest rate of 6.75% and a maturity date of March 1, 2012. This loan related to the purchase of equipment.

NOTE 4. Commitments and Contingencies, continued

On August 11, 2004 the Company refinanced this SBA loan with Pacific Liberty Bank. As of November 30, 2005 the balance was $359,085 with the long-term portion of $287,268 and short term portion $71,817. As of August 31, 2005 the balance was $373,871, long term portion $327,884 and the short term portion $45,987. This loan matures and is due in 69 months. Monthly payments are made the 15th of each month with interest at prime plus 2.5. Currently the interest rate is 9.5%. This loan is collateralized by the assets of the corporation and is in first place before the shareholder loan.

On April 16, 2003 the Company entered an installment sale contract with GMAC for the purchase of a vehicle. The total amount financed at signing was $40,754 that represents the total sale price. The agreement requires 60 monthly payments of approximately $679 beginning on May 16, 2003 and ending on April 16, 2008. The outstanding balance at November 30, 2005 was $19,698. This vehicle note was obtained by GMAC under special financing and carries no interest.

                               SEW CAL LOGO, INC.
                          NOTES TO FINANCIAL STATEMENTS

Lease Commitments

The Company leases warehouse and office facilities under an operating lease requiring the Company to pay property taxes and utilities. In July 2004 this building was purchased by a related party (a corporation controlled by the officers) and the lease was re-written for 5 years. Lease expense is currently $12,500 per month.

The lease obligation is shown below for the next five years.

                                Year 1         Year 2          Year 3         Year 4         Year 5

Office /warehouse lease       $150,000       $150,000        $150,000       $150,000       $150,000

NOTE 5.  Stockholders' Equity

The Company (post merger) is authorized to issue fifty million (50,000,000) shares of common stock at par value of $0.001 and three hundred thousand (300,000) shares of series A preferred stock at a par value of $0.001. The preferred stock is convertible to common stock at one share of preferred for every 100 shares of common. The preferred shares are only able to be converted when the Company reaches $10,000,000 in sales for any fiscal year. As of August 31, 2004 there were 234,800 shares of preferred stock. The value was placed at par. The conversion to common stock would be 23,480,000 shares. Based upon the actual growth for the last two years, the $10,000,000 in sales will not be reached within five years. Therefore, these shares are not considered in calculating the loss per share.

At the time of the merger 45,000 shares of preferred stock and 1,500,000 shares of common stock were issued at par value of each for services rendered in connection with the merger for a total value of $1,545.

In May 2005 the Company purchased for a $100,000 note payable and 33,334 shares of restricted common stock (valued at $12,283) various pieces of sewing equipment.

As of 31 May 2005 the Company had received from investors $36,000 in investment funds for which restricted common shares will be issued. The exact number of shares has not yet been determined.

NOTE 6.  Interest Expense

Interest expense for the years ended August 31, 2005, 2004 and 2003 was $77,923, $78,899 and $106,371, respectively.

NOTE 7.  Income Taxes

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company's opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Accordingly, a valuation allowance equal to the deferred tax asset has been recorded. The total deferred tax asset is calculated by multiplying a 15% estimated tax rate by the items making up the deferred tax account. For the Company only the Net Operating Loss (NOL) was available for a tax asset.

                               SEW CAL LOGO, INC.
                          NOTES TO FINANCIAL STATEMENTS

The provision for income taxes is comprised of the net changes in deferred taxes less the valuation account plus the current taxes payable.

At August 31, 2005, federal income tax net operating loss carry forwards ("NOL's") which were available to the Company were the following with the year in which they expire.

            Year (8/31)                            Amount          Expires

            1996                                 $  2,104             2011
            1997                                    9,265             2012
            1998                                   26,317             2013
            1999                                   21,074             2019
            2000                                   50,619             2020
            2001                                   21,675             2020
            2002                                  319,424             2022
            2003                                   86,861             2023
            2005                                  102,685             2025
                                                 --------
            Total                                $640,024
                                                 --------

Were the NOL tax asset to be recorded at 8/31/05 it would be a long-term asset of $96,004. Continued profitability by the Company will be a major factor in the valuation account being removed and the recording of this asset.

NOTE 8.  Merger with Calvert

On February 24, 2004 the Company merged with Calvert Corporation, an inactive Nevada Corporation. This was a recapitalization accounted for as a stock exchange reverse acquisition with Calvert being the surviving legal entity and Southern California becoming the surviving historical entity. Before the merger Southern California had 100 shares of common stock issued and outstanding which were owned by a single shareholder. As part of the merger Calvert issued to this shareholder 189,800 shares of series A preferred stock and 3,000,000 shares of common stock in exchange for all the shares (100) of Southern California. These share totals have been retroactively applied to previous years.

As part of the merger 45,000 shares of preferred stock and 1,500,000 shares of common stock were issued for services rendered. A value of $1,545 was placed upon these shares.

Calvert had a zero book value prior to the merger and is shown as the acquired company on the statement of stockholders' equity with 520,000 shares outstanding prior to the merger.

After the completion of the merger the Company had 5,020,000 shares of common stock and 234,800 shares of series A preferred stock.

NOTE 9. THE EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

Below is a listing of the most recent accounting standards and their effect on the Company.

                               SEW CAL LOGO, INC.
                          NOTES TO FINANCIAL STATEMENTS

Statement  No.  150   Accounting   for  Certain   Financial   Instruments   with
Characteristics of both Liabilities and Equity (Issued 5/03)

This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.

Statement No. 151 Inventory Costs-an amendment of ARB No. 43, Chapter 4 (Issued 11/04)

This statement amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that "...under some circumstances, items such as idle facility expense, excessive spoilage, double freight and re-handling costs may be so abnormal ass to require treatment as current period  charges...." This
Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities.

Statement No. 152 Accounting for Real Estate Time-Sharing Transactions (an amendment of FASB Statements No. 66 and 67)

This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position
(SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions.

This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, states that the guidance for
(a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2.

Statement No. 153 Exchanges of Non-monetary Assets (an amendment of APB Opinion No. 29)

The guidance in APB Opinion No. 29, Accounting for Non-monetary Transactions, is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, includes certain exceptions to the principle. This Statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assts and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.

Statement No. 154 - Accounting Changes and Error Corrections (a replacement of APB Opinion No. 20 and FASB Statement No. 3)

This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed.

The adoption of these new Statements is not expected to have a material effect on the Company's current financial position, results or operations, or cash flows.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Audit Committee
Sew Cal Logo, Inc.
Los Angeles, CA

We have audited the accompanying balance sheets of Sew Cal Logo, Inc. as of August 31, 2005 and 2004, and the related statements of operations, stockholders' equity and cash flows for the three years in the period ended August 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sew Cal Logo, Inc. at August 31, 2005 and 2004, and the results of its operations and its cash flows for the three years in the period ended August 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ SHELLEY INTERNATIONAL CPA

Mesa, Arizona
November 20, 2005

                               SEW CAL LOGO, INC.

                                 BALANCE SHEETS

                                                           8/31/2005        8/31/2004
                                     ASSETS
Current Assets
Cash and cash equivalents                                 $    56,865      $    20,490
Accounts Receivable, net                                      265,468          271,981
Inventory                                                     188,434           97,093
Prepaid Expenses                                                2,297              697
                                                          -----------      -----------

                 Total current assets                         513,064          390,261

Equipment and machinery, net                                  371,488          205,358
Other assets                                                    6,000            6,000
                                                          -----------      -----------

                 Total assets                             $   890,552      $   601,619
                                                          ===========      ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable                                          $    56,722      $    88,064
Note Payable-shareholder                                      355,384          355,384
Other current liabilities                                     413,289          196,581
Current Poriton of Long Term Debt                              45,987           53,335
                                                          -----------      -----------

                 Total current liabilities                    871,382          693,364

Long-term liabilities
Note Payable-related party                                     95,570
SBA Loan                                                      327,884          380,271
Equipment Loans                                                40,602           29,887
                                                          -----------      -----------

                 Total liabilities                          1,335,438        1,103,522
                                                          -----------      -----------

Stockholders' equity (deficit)
Preferred stock: 300,000 shares authorized,
par value $0.001, issued and outstanding 234,800
shares  8/31/05 and 8/31/04 and 8/31/02                           235              235
Common stock:  50,000,000 shares authorized,
$0.001 par value, issued and outstanding,
5,176,168 shares 8/31/05, 5,020,000 shares 8/31/04              5,176            5,020

Paid in Capital                                               187,517           61,290
Stock Subscribed                                               36,000
Retained Earnings(Deficit)                                   (673,814)        (568,448)
                                                          -----------      -----------

           Total stockholders' equity (deficit)              (444,886)        (501,903)
                                                          -----------      -----------

           Total liabilities and stockholders' equity     $   890,552      $   601,619
                                                          ===========      ===========

     All assets are pledged as collateral for the SBA and shareholder loans
                         The accompanying notes are an
                  integral part of these financial statements.

                               SEW CAL LOGO, INC.

                            STATEMENTS OF OPERATIONS

                                                   Year Ended       Year Ended      Year Ended
                                                   8/31/2005        8/31/2004       8/31/2003
                                                   -----------      -----------     -----------
Revenue:
       Sales of Caps, Embroidery and Other         $ 2,322,100      $ 3,269,696     $ 2,328,471
                                                   -----------      -----------     -----------

       Total Revenue                               $ 2,322,100      $ 3,269,696     $ 2,328,471

Cost of Goods Sold                                   1,898,125        2,615,873       1,812,702
                                                   -----------      -----------     -----------

       Gross profit                                    423,975          653,823         515,769
                                                   -----------      -----------     -----------

Expenses:
       General and Administrative                      156,418          285,112         346,749
       Officer and Administrative Compensation         285,208          150,769
       Officer Contributed Services                                                      60,000
       Consulting, Legal and Accounting                                  59,252          15,750
       Depreciation                                      9,792            8,050           3,060
       Rent                                                              15,509          17,653
       Interest Expense                                 77,923           78,899         106,371
       Loss on sale of asset                                                             10,767
                                                   -----------      -----------     -----------

       Total expenses                                  529,341          597,591         560,350
                                                   -----------      -----------     -----------

       Income (loss) before income taxes              (105,366)          56,232         (44,581)
                                                   -----------      -----------     -----------

Provision for income taxes                                  --            5,414             800
                                                   -----------      -----------     -----------

       Net income (loss)                           $  (105,366)     $    50,818     $   (45,381)
                                                   ===========      ===========     ===========

Basic and Diluted Earnings (Loss) per Share              (0.02)     $      0.01     $     (0.02)
                                                   -----------      -----------     -----------
Weighted Average Number of Common Shares             5,128,793        4,043,115       3,000,000
                                                   -----------      -----------     -----------

   The accompanying notes are an integral part of these financial statements.

                               SEW CAL LOGO, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                     Preferred Stock           Common Stock         Paid in       Stock     Retained      Total
                                 Outstanding              Outstanding               Capital    Subscribed   Earnings   Stockholders'
                                    Shares      Amount      Shares       Amount                             (Deficit)     Equity
                                 -----------  ----------  -----------  ----------  ----------  ----------  ----------  ------------
Balance, August 31, 2002             189,800         190    3,000,000       3,000       1,810                (573,885)     (568,885)

Contributed Officer Services                                                           60,000                                60,000

Net (Loss) for the year                                                                                       (45,381)      (45,381)
                                 -----------  ----------  -----------  ----------  ----------  ----------  ----------  ------------

Balance, August 31, 2003             189,800         190    3,000,000       3,000      61,810                (619,266)     (554,266)

Recapitalization 2/24/04
Shares issued at par value                                    520,000         520        (520)

Shares issued for services at par     45,000          45    1,500,000       1,500                                             1,545

Net Income for the year                                                                                        50,818        50,818
                                 -----------  ----------  -----------  ----------  ----------  ----------  ----------  ------------

Balance, August 31, 2004             234,800         235    5,020,000       5,020      61,290                (568,448)     (501,903)

Equipment Purchase                                             33,334          33     114,067                               114,100

Shares issued for Services
at $0.10 per share                                            122,834         123      12,160                                12,283

Stock Subscribed                                                                                   36,000                    36,000

Net Income(Loss) for year                                                                                    (105,366)     (105,366)
                                 -----------  ----------  -----------  ----------  ----------  ----------  ----------  ------------

Balance, August 31, 2005             234,800  $      235    5,176,168  $    5,176  $  187,517  $   36,000  $ (673,814) $   (444,886)
                                 ===========  ==========  ===========  ==========  ==========  ==========  ==========  ============

All above shares have been retroactively adjusted for the recapitalization of 100 shares of common stock on February 26, 2004

   The accompanying notes are an integral part of these financial statements.

                               SEW CAL LOGO, INC.
                            STATEMENTS OF CASH FLOWS

                                                                Year Ended       Year Ended       Year Ended
                                                                 8/31/2005        8/31/2004        8/31/2003
                                                                -----------      -----------      -----------
Operating Activities:
Net income (loss)                                               $  (105,366)     $    50,818      $   (45,381)
        Depreciation                                                 56,847           78,330           45,679
        Stock issued for services                                                      1,545
        Contributed Services                                                                           60,000
Adjustments to reconcile net income (loss)
        Increase in prepaid Expenses                                 (1,600)             788
        (Increase) decrease in inventory                            (91,341)          31,521           54,346
        (Increase) decrease in accounts receivable                    6,513          (71,108)        (124,601)
        (Increase) decrease in prepaid franchise tax                                                     (800)
        Increase (decrease) in accounts payable                     (31,342)         (98,750)         237,581
        Increase (decrease) in other current liabilities            216,708           32,777           51,754
                                                                -----------      -----------      -----------

        Net cash provided by (used in) operating activities          50,419           25,921          278,578
                                                                -----------      -----------      -----------

Investing Activities:
Purchases/disposals of equipment                                   (108,877)         (13,500)         (27,557)
                                                                -----------      -----------      -----------

        Cash (used) in investing activities                        (108,877)         (13,500)         (27,557)
                                                                -----------      -----------      -----------

Financing Activities:
Notes Payable                                                        42,235
Stock Subscription                                                   36,000
Stock Sales                                                          12,283
Decrease in shareholder loan                                       (177,896)
Decrease of SBA Loan                                                 (6,400)         (28,494)         (38,213)
Repayment of equipment loan                                          (8,151)
Increase in equipment loan                                           18,866           (8,151)           5,466
                                                                -----------      -----------      -----------

        Net cash provided by (used in) financing activities          94,833          (36,645)        (210,643)
                                                                -----------      -----------      -----------

Net increase (decrease) in cash and cash equivalents                 36,375          (24,224)          40,378

Cash and cash equivalents at beginning of the year                   20,490           44,714            4,336
                                                                -----------      -----------      -----------

Cash and cash equivalents at end of the year                    $    56,865      $    20,490      $    44,714
                                                                ===========      ===========      ===========

Supplemental Information
Interest                                                             77,923           78,899          106,371
Taxes                                                                    --            5,414              800

Non Cash Transactions (see equity note for more details)

Merger, Calvert for 520,000 shares of common stock                               $        --
                                                                                 -----------

Recapitalization of equity, from 100 shares of common
        stock to 3,000,000 shares of common stock
        and 189,800 shares of preferred stock                                    $        --
                                                                                 -----------

   The accompanying notes are an integral part of these financial statements.

                               SEW CAL LOGO, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1. Summary of Significant Accounting Policies

The Company

C J Industries was incorporated in the State of California on August 30, 1985 and changed its name to Southern California Logo, Inc (the Company). The Company transacts business as Sew Cal Logo. On February 24, 2004 the Company merged with Calvert Corporation, a Nevada Corporation. This was a recapitalization accounted for as a stock exchange transaction (reverse merger). Calvert also changed its name to Sew Cal Logo, Inc. See Note 8 for more details of this merger.

The Company is located in Los Angeles, California. The Company produces and manufactures custom embroidered caps, sportswear and related corporate identification apparel. The Company provides an in-house, full-service custom design center where original artwork and logo reproduction for embroidery are available. The Company also offers contract embroidery and silk-screening to the manufacturing and promotional industry. The Company's products are sold, primarily in the United States, to Fortune 500 companies, major motion picture and television studios, retailers, and local schools and small businesses.

Use of Estimates

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities (including disclosure of contingent assets and liabilities) at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable

The Company's trade accounts receivable and allowance for doubtful accounts are shown below.

                                                     8/31/05      8/31/04

      Gross Trade Accounts Receivable                268,149      274,878
      Allowance for Doubtful Accounts                 (2,681)      (2,897)
                                                  ----------   ----------
      Accounts Receivable, net                       265,468      271,981
                                                  ----------   ----------

Revenue Recognition

The Company recognizes revenue from product sales upon shipment, which is the point in time when risk of loss is transferred to the customer, net of estimated returns and allowances.

Cash and Cash equivalents

The Company maintains cash deposits in banks and in financial institutions located in southern California. Deposits in banks are insured up to $100,000 by the Federal Deposit Insurance Corporation ("FDIC"). The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash deposits.

                               SEW CAL LOGO, INC.
                          NOTES TO FINANCIAL STATEMENTS

Inventory

Inventory is stated at the lower of cost (first-in, first-out method) or market and consists of raw material, work-in-process and finished goods. Normally the Company ships out to the customer the finished goods as soon as they are produced and therefore usually does not maintain a finished goods inventory. Overhead items are applied on a standard cost basis to work in process and finished goods.
                                           8/31/05         8/31/04

         Raw Materials and WIP             $189,807        $ 94,143
         Finished Goods                           0           2,950
                                           --------        --------
         Total Inventory                   $188,435        $ 97,093
                                           --------        --------

Equipment and Machinery

Equipment and machinery are stated at cost. Depreciation is computed using the straight-line method over their estimated useful lives ranging from five to seven years. Depreciation and amortization expense for the fiscal years August 31, 2005, 2004 and 2003 amounted to $56,847, $78,330 and $45,679 respectively.
Gains from losses on sales and disposals are included in the statements of operations. Maintenance and repairs are charged to expense as incurred. As of August 31, 2005 and 2004 equipment and machinery consisted of the following:

                                           8/31/05         8/31/04

         Equipment and Machinery           $983,143        $760,160
         Less: Accumulated depreciation     591,231         554,808
                                           --------        --------

                                           $373,046        $205,358
                                           --------        --------

Fiscal Year

The Company operates on a fiscal year basis with a year ending August 31.

Earnings and Loss Per Share Information

Basic net earnings (loss) per common share is computed by dividing net earnings
(loss) applicable to common shareholders by the weighted-average number of common shares outstanding during the period.

                               SEW CAL LOGO, INC.
                          NOTES TO FINANCIAL STATEMENTS

Segment Reporting

Pursuant to Statement of Financial Accounting Standards No. 131 ("SFAS No. 131"), "Disclosure about Segments of an Enterprise and Related Information," the Company has determined it operated in only one segment.

NOTE 2. Accounts Payable and Other Current Liabilities

As of the period ends shown, accounts payable and accrued liabilities consisted of the following:

                                             8/31/05      8/31/04

Trade accounts payable                       $ 56,722     $ 88,064
                                             --------     --------

Sales tax payable                               8,520        1,050
Other                                           5,414
Payroll Liabilities                            52,046      100,459
Credit Card Debt                               55,223        4,791
Revolving bank line of credit (Prime +
3.8 %, interest only)                          52,000
Revolving bank line of credit (prime +
3.8750 % Interest only, reviewed yearly)      245,500       85,000
                                             --------     --------

                                             $413,289     $196,581
                                             --------     --------

NOTE 3.  Note Payable- Related Party

On March 1, 2003, for purposes of working capital, the sole shareholder and spouse made a $355,384 subordinated loan to the Company. The Company is obligated to pay monthly interest only on the subordinated loan during its term at the rate of 10% per annum (fixed-rate calculated as simple interest). The entire principal amount of the loan was originally due on March 1, 2004, and has continued from that time on a month to month basis. The subordinated loan, which was consented to by United Commercial Bank and subsequent banks, is collateralized by the assets of the Company, including but not limited to any and all equipment owned by the Company, inventory, and outstanding receivables.

NOTE 4. Commitments and Contingencies

Long-Term Debt

On March 25, 2002 the Company entered into an agreement with United Commercial Bank for a $515,000 SBA loan. For the years ending August 31, 2003 and 2002, the unpaid principal balance of the loan was $462,100 and $500,313 respectively. The monthly required payment varied with an annual interest rate of 6.75% and a maturity date of March 1, 2012. This loan related to the purchase of equipment.

                               SEW CAL LOGO, INC.
                          NOTES TO FINANCIAL STATEMENTS

On August 11, 2004 the Company refinanced this SBA loan with Pacific Liberty Bank. As of August 31, 2005 the balance was $373,871, long term portion $327,884 and the short term portion $45,987. As of August 31, 2004 the balance was $433,606., long term portion is$380,271 and the current portion is $53,335. This loan matures and is due in 72 months. Monthly payments are made the 15th of each month with interest at prime plus 2.5. Currently the interest rate is 9.5%. This loan is collateralized by the assets of the corporation and is in first place before the shareholder loan.

On April 16, 2003 the Company entered an installment sale contract with GMAC for the purchase of a vehicle. The total amount financed at signing was $40,754 which represents the total sale price. The agreement requires 60 monthly payments of approximately $679 beginning on May 16, 2003 and ending on April 16, 2008. The outstanding balance at May 31, 2005 (why 8-31-05?) was $23,773. The outstanding balance at August 31, 2004 was $29,887. This agreemet was obtained by GMAC under special financing and carries no interest.

During the quarter ended August 31, 2005 the Company purchased equipment with a loan of $18,866.

Lease Commitments

The Company leases warehouse and office facilities under an operating lease requiring the Company to pay property taxes and utilities. In July 2004 the building housing the facilities was purchased by a related party (a limited liability company controlled by the officers) and the lease was re-written for 5 years. Lease expense is currently $12,500 per month.

The lease obligation is shown below for the next five years.

                              Year 1     Year 2     Year 3     Year 4     Year 5

Office /warehouse lease     $150,000   $150,000   $150,000   $150,000   $150,000

NOTE 5.  Stockholders' Equity

The Company (post merger) is authorized to issue fifty million (50,000,000) shares of common stock at par value of $0.001 and three hundred thousand (300,000) shares of series A preferred stock at par value of $0.001. The preferred stock is convertible to common stock at one share of preferred for every 100 shares of common. The preferred shares are only able to be converted when the Company reaches $10,000,000 in sales for any fiscal year. As of August 31, 2004 there were 234,800 shares of preferred stock outstanding. The value was placed at par. The conversion to common stock would be 23,480,000 shares. Based upon the actual growth for the last two years, the $10,000,000 in sales will not be reached within five years. Therefore, these shares are not considered in calculating the loss per share.

At the time of the merger 45,000 shares of preferred stock and 1,500,000 shares of common stock were issued at par value for services rendered in connection with the merger for a total value of $1,545.

In May 2005 the Company purchased for a $100,000 note payable and 33,334 shares of restricted common stock (valued at $12,283) various pieces of sewing equipment.

                               SEW CAL LOGO, INC.
                          NOTES TO FINANCIAL STATEMENTS

As of May 31, 2005 the Company had received from investors $36,000 in investment funds for which restricted common shares will be issued. The exact number of shares has not yet been determined.

NOTE 6.  Interest Expense

Interest expense for the years ended May 31, 2005, 2004 and 2003 was $77,923, $78,899 and $106,371, respectively.

NOTE 7.  Income Taxes

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company's opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Accordingly, a valuation allowance equal to the deferred tax asset has been recorded. The total deferred tax asset is calculated by multiplying a 15% estimated tax rate by the items making up the deferred tax account. For the Company only the Net Operating Loss (NOL) was available for a tax asset.

The provision for income taxes is comprised of the net changes in deferred taxes less the valuation account plus the current taxes payable.

At August 31, 2004, federal income tax net operating loss carryforwards ("NOL's") which were available to the Company were the following with the year in which they expire.

            Year (8/31)                    Amount          Expires

            1996                         $  2,104             2011
            1997                            9,265             2012
            1998                           26,317             2013
            1999                           21,074             2019
            2000                           50,619             2020
            2001                           21,675             2020
            2002                          319,424             2022
            2003                           86,861             2023
            2005                          102,685             2025
                                         --------
            Total                        $640,024
                                         --------

Were the NOL tax asset to be recorded at August 31, 2005 it would be a long term asset of $96,004. Continued profitability by the Company will be a major factor in the valuation account being removed and the recording of this asset.

                               SEW CAL LOGO, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 8.  Merger with Calvert

On February 24, 2004 the Company merged with Calvert Corporation, an inactive Nevada Corporation. This was a recapitalization accounted for as a stock exchange reverse acquisition with Calvert being the surviving legal entity and Southern California Logo becoming the surviving historical entity. Before the merger Southern California Logo had 100 shares of common stock issued and outstanding which were owned by a single shareholder. As part of the merger Calvert issued to this shareholder and his wife 189,800 shares of series A preferred stock and 3,000,000 shares of common stock in exchange for all the shares (100) of Southern California. These share totals have been retroactively applied to previous years.

As part of the merger 45,000 shares of preferred stock and 1,500,000 shares of common stock were issued for services rendered. A value of $1,545 was placed upon these shares.

Calvert had a zero book value prior to the merger and is shown as the acquired company on the statement of stockholders' equity with 520,000 shares outstanding prior to the merger.

After the completion of the merger the Company had 5,020,000 shares of common stock and 234,800 shares of series A preferred stock.

NOTE 9. THE EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

Below is a listing of the most recent accounting standards and their effect on the Company.

SFAS 148 Accounting for Stock-Based Compensation-Transition and Disclosure

Amends FASB 123 to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation.

SFAS 149 Amendment of Statement 133 on Derivative Instruments and Hedging Activities

This Statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement NO. 133, Accounting for Derivative Instruments and Hedging Activities.

SFAS 150 Financial Instruments with Characteristics of both Liabilities and
Equity

This Statement requires that such instruments be classified as liabilities in the balance sheet. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003.

                               SEW CAL LOGO, INC.
                          NOTES TO FINANCIAL STATEMENTS

Interpretation No. 46 (FIN 46)

Effective January 31, 2003, The Financial Accounting Standards Board requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a continuing financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The Company has not invested in any such entities, and does not expect to do so in the foreseeable future.

The adoption of these new Statements is not expected to have a material effect on the Company's financial position, results or operations, or cash flows.

                               SEW CAL LOGO, INC.
            25,974,026 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION
                     WITH THE CONVERSION OF PROMISSORY NOTES
                  2,142,858 SHARES OF COMMON STOCK ISSUABLE IN
                    CONNECTION WITH THE EXERCISE OF WARRANTS

                                   PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

UNTIL __________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.    INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

Our Articles of Incorporation and By-laws provide that we shall indemnify to the fullest extent permitted by Nevada law any person whom we may indemnify thereunder, including our directors, officers, employees and agents. Such indemnification (other than as ordered by a court) shall be made by us only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct i.e., such person acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest. Advances for such indemnification may be made pending such determination. Such determination shall be made by a majority vote of a quorum consisting of disinterested directors, or by independent legal counsel or by the stockholders. In addition, our Articles of Incorporation provide for the elimination, to the extent permitted by Nevada law, of personal liability of our directors and our stockholders for monetary damages for breach of fiduciary duty as directors.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

SEC registration fee                               $                585

Legal fees and expenses (1)                        $             50,000

Accounting fees and expenses (1)                   $             $5,000

Miscellaneous and Printing fees (1)                $             $1,000



Total (1)                                          $            $56,585

(1)      Estimated.

ITEM 26.    RECENT SALES OF UNREGISTERED SECURITIES.

From June 30, 2003 through September 30, 2003, William D. O'Neal gifted a total of 220,000 shares of common stock previously issued to him to 44 persons who were either family members, personal friends or business associates with whom Mr. O'Neal had a prior existing relationship. In gifting these shares, Mr. O'Neal was acting as a statutory underwriter and the re-distribution of these shares to the 44 individuals was a primary offering made on behalf of our company. As such, Mr. O'Neal relied upon Section 4(2) of the Securities Act of 1933, as amended (the "Act"). We believed this exemption is available because these issuances were transactions not involving a public offering. There was no general solicitation or advertising used to offer our shares; each investor has a pre-existing professional and/or personal relationship with Mr. O'Neal. In addition, each investor had the knowledge and experience in financial and business matters to evaluate the merits and risks of this prospective investment and therefore was either accredited or sufficiently sophisticated to undertake such an investment. Further, securities were not offered or sold to more than thirty-five (35) unaccredited investors.

On February 24, 2004, we issued an aggregate of 4,500,000 shares of our restricted common stock and shares of our series A Preferred Stock to the following parties pursuant to the February 24, 2004 Agreement and Plan of Merger with Southern California Logo, Inc.: Richard L. Songer and Judy Songer, as joint tenants - 3,000,000 shares of common stock and 189,800 shares of Series A Preferred Stock; Lori Heskett - 750,000 shares of common stock and 22,500 shares of our Series A Preferred Stock; and the Kagel Family Trust - 750,000 shares of common stock and 22,500 shares of our Series A Preferred Stock. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The above investors were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in
Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the above investors had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On April 4, 2005, we issued 10,000 shares of our restricted common stock to Steven R. Forray in consideration for his services as an employee of ours. The issuance was valued at $.10 per share or $1,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Forray was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Forray had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On April 4, 2005, we issued 10,000 shares of our restricted common stock to Robert Febres-Cordero in consideration for his services as an employee of ours. The issuance was valued at $.10 per share or $1,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Febres-Cordero was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in
Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Febres-Cordero had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On April 4, 2005, we issued 5,000 shares of our restricted common stock to Maribel Hernandez in consideration for her services as an employee of ours. The issuance was valued at $.10 per share or $500. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Hernandez was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in
Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Hernandez had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On April 4, 2005, we issued 5,000 shares of our restricted common stock to Camilo Torres in consideration for her services as an employee of ours. The issuance was valued at $.10 per share or $500. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Torres was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Torres had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On April 4, 2005, we issued 5,000 shares of our restricted common stock to Bertha L. Duorte in consideration for her services as an employee of ours. The issuance was valued at $.10 per share or $500. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Duorte was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Duorte had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On April 4, 2005, we issued 1,000 shares of our restricted common stock to Erika Cazares in consideration for her services as an employee of ours. The issuance was valued at $.10 per share or $100. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Cazares was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Cazares had the necessary investment intent as required by
Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On April 4, 2005, we issued 2,500 shares of our restricted common stock to Juan
M. Sanchez in consideration for his services as an employee of ours. The issuance was valued at $.10 per share or $250. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Sanchez was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Sanchez had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On April 4, 2005, we issued 1,000 shares of our restricted common stock to Javier Santillian in consideration for his services as an employee of ours. The issuance was valued at $.10 per share or $100. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Santillan was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in
Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Santillan had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On April 4, 2005, we issued 33,334 shares of our restricted common stock to Alexander Charity in consideration for consulting services rendered to us. The issuance was valued at $.10 per share or $3,333. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Charity was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Charity had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On April 4, 2005, we issued 50,000 shares of our restricted common stock to Stephen F. Burg in consideration for consulting services rendered to us. The issuance was valued at $.10 per share or $5,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Burg was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Burg had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On April 4, 2005, we issued 33,334 shares of our restricted common stock to Joseph J. Pearson in consideration for the purchase of equipment owned by Mr. Pearson.. The issuance was valued at $.368 per share or $12,283. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Pearson was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Pearson had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On August 16, 2005, we issued 10,000 shares of our restricted common stock to Novian & Novian LLP in consideration for legal services rendered to us. The issuance was valued at $1.00 per share or $10,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Novian & Novian LLP was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in
Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Novian & Novian LLP had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On August 16, 2005, we issued 25,000 shares of our restricted common stock to Heidi Brabb in consideration for $30,000 cash consideration. The issuance was valued at $1.20 per share or $30,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Brabb was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Brabb had the necessary investment intent as required by
Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On August 16, 2005, we issued 100 shares of our restricted common stock to Jeffery Scott Pearson in consideration for $100 cash consideration. The issuance was valued at $1.00 per share or $100. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Pearson was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Pearson had the necessary investment intent as required by
Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On August 16, 2005, we issued 100 shares of our restricted common stock to Julie Pearson in consideration for $100 cash consideration. The issuance was valued at $1.00 per share or $100. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Pearson was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Pearson had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On August 16, 2005, we issued 100 shares of our restricted common stock to Dylan Joe Teschler in consideration for $100 cash consideration. The issuance was valued at $1.00 per share or $100. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Teschler was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Teschler had the necessary investment intent as required by
Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On August 16, 2005, we issued 300 shares of our restricted common stock to Michael Wayne Teschler in consideration for $300 cash consideration. The issuance was valued at $1.00 per share or $300. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Teschler was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Teschler had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On August 16, 2005, we issued 100 shares of our restricted common stock to Christopher Michael Teschler in consideration for $100 cash consideration. The issuance was valued at $1.00 per share or $100. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Teschler was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Teschler had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On August 16, 2005, we issued 500 shares of our restricted common stock to Thomas Heyser in consideration for $500 cash consideration. The issuance was valued at $1.00 per share or $500. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Heyser was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Heyser had the necessary investment intent as required by
Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On August 16, 2005, we issued 30,000 shares of our restricted common stock to Kenneth Kotchnik in consideration for $30,000 cash consideration. The issuance was valued at $1.00 per share or $30,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Kotchnik was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Kotchnik had the necessary investment intent as required by
Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On August 16, 2005, we issued 5,000 shares of our restricted common stock to Rich Ferber in consideration for $5,000 cash consideration. The issuance was valued at $1.00 per share or $5,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Ferber was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Ferber had the necessary investment intent as required by
Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On August 16, 2005, we issued 250,000 shares of our restricted common stock to BMA Securities Inc. in consideration for investor relation services rendered to us. The issuance was valued at $.01 per share or $2,500. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. BMA Securities Inc. was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in
Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, BMA Securities Inc. had the necessary investment intent as required by Section 4(2) since it agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 24, 2005, we issued 80,000 shares of our restricted common stock to Regal Growth Funding, Inc. in consideration for consulting services rendered to us. The issuance was valued at $.01 per share or $800. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Regal Growth Funding, Inc. was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in
Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Regal Growth Funding, Inc. had the necessary investment intent as required by Section 4(2) since it agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 24, 2005, we issued 25,000 shares of our restricted common stock to Kenneth Kotchnik in consideration for $30,000 cash consideration. The issuance was valued at $1.00 per share or $30,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Kotchnik was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Kotchnik had the necessary investment intent as required by
Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On February 16, 2006, we completed a financing agreement by signing a securities purchase agreement for a maximum of $2,000,000. The initial closing was for financing of the principal amount of $700,000 for which we issued callable secured convertible notes. The initial funding was undertaken as follows: AJW Partners, LLC - $81,900; AJW Offshore, Ltd. - $411,600; AJW Qualified Partners, LLC - $196,000; and New Millenium Capital Partners II, LLC - $10,500. Under the securities purchase agreement, we will receive the principal amount of $600,000 when this SB-2 registration statement is filed with the SEC; and the final principal amount of $700,000 when this registration statement is declared effective. At both times, we will issue callable secured convertible notes for such amounts. The note is convertible into our common shares at the lowest 3 intra-day trading prices during the 20 trading days immediately prior to the conversion date discounted by 45%. The investors in the financing shall not be entitled to convert the promissory note if such conversion would result in any investor solely owning more than 4.99% of our outstanding shares of common stock.

Based on our recent financing, we have also issued 750,000 warrants convertible into shares of our common stock. Upon the maximum funding of $2,000,000 set forth in the securities purchase agreement, we will issue a maximum aggregate of 2,142,858 warrants. Each Warrant entitles to holder to one share of our common stock. The exercise price is $.50 and is exercisable for five years from the date of issuance. For the 750,000 warrants issued on February 16, 2006, the expiration date is February 16, 2011.

 The convertible notes and the warrants were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The note holders set forth above were each sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the note holders set forth above had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Each of these shareholders was a sophisticated investor and had access to information regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transactions.

ITEM 27.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits:
 The following exhibits are filed as part of this registration statement:

EXHIBIT     DESCRIPTION
-------     -----------



3.1         Articles of Incorporation (1)

3.2         Articles and Plan of Merger between Southern California Logo, Inc.
            and us (formerly known as Calvert Corporation) (1)

3.3         By-Laws (1)

3.4 Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (1)


5.1         Opinion and Consent of Anslow & Jaclin, LLP


10.1        Securities Purchase Agreement for $2,000,000 Financing (1)

10.2        Form of Callable Secured Convertible Note (1)

10.3        Form of Stock Purchase Warrant (1)

10.4        Registration Rights Agreement for $2,000,000 (1)

10.5 Promissory Note between us and Richard and Judy Songer dated March 1, 2006 (1)

10.6        Consulting Agreement with PYC Corporation (1)


23.1 Consent of Shelley International CPA, Independent Registered Public Accounting Firm

24.1        Power of Attorney (included on signature page of Registration
            Statement)


(1) Filed as an exhibit to the Registrant's Form SB-2 filed with the SEC on March 9, 2006 and incorporated herein by reference (SEC File No. 333-132304).

ITEM 28.    UNDERTAKINGS

(a)     Rule 415 Offering:
        Undertaking pursuant to Item 512(a) of Regulation S-B

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

        (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to he purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

        (a) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (Sec. 230. 424);

        (b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

        (c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

        (d) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(b)     Request for Acceleration of Effective Date:
        Undertaking pursuant to Item 512(e) of Regulation S-B

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

(c)     Reliance on Rule 430A under the Securities Act:
        Undertaking pursuant to Item 512(f) of Regulation S-B

The undersigned registrant hereby undertakes:

1. For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act (Sec. 230. 424(b)(1), (4) or 230. 497(h)) as part of this registration statement as of the time the Commission declared it effective.

2. For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

(d)     For Purposes of Determining Liability under the Securities Act:
        Undertaking pursuant to Item 512(g) of Regulation S-B

The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act to any purchaser:

1. If the small business issuer is relying on Rule 430B (ss. 230. 430B of this chapter):

        (i) Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) (ss. 230. 424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

        (ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2),
                (b)(5), or (b)(7) (ss. 230. 424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),
                (vii), or (x) (ss. 230. 415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

2. If the small business issuer is subject to Rule 430C (ss. 230. 430C of this chapter), include the following: Each prospectus filed pursuant to Rule 424(b)(ss. 230. 424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss. 230. 430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 10th day of April, 2006.



                                     SEW CAL LOGO INC.


                    By:              /s/ Richard L. Songer
                                     ---------------------
                                     Richard L. Songer
                                     President
                                     and Director


                    By:              /s/ Judy Songer
                                     ---------------
                                     Judy Songer
                                     Chief Financial Officer, Chief
                                     Accounting Officer and Secretary

                                POWER OF ATTORNEY

The undersigned directors and officers of Sew Cal Logo Inc. hereby constitute and appoint Richard L. Songer, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                     TITLE                                    DATE




/S/RICHARD L. SONGER.         President and Director              April 11, 2006
----------------------
RICHARD L. SONGER



/S/ JUDY SONGER               Chief Financial Officer, Chief      April 11, 2006
---------------               Accounting Officer and Secretary
JUDY SONGER



/S/ LORI HESKETT              Chief Operating Officer and         April 11, 2006
----------------              Executive Vice President
LORI HESKETT






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